                 CERTAIN MATERIAL (INDICATED BY AN ASTERISK) HAS BEEN
                   OMITTED FROM THIS DOCUMENT PURSUANT TO A REQUEST
                       FOR CONFIDENTIAL TREATMENT.  THE OMITTED
                          MATERIAL HAS BEEN FILED SEPARATELY
                               WITH THE SECURITIES AND
                                 EXCHANGE COMMISSION.





                    TELECOMMUNICATIONS SYSTEM LICENSE AGREEMENT


                                   BY AND BETWEEN


                                 THE IRVINE COMPANY


                                        AND


                              FIRSTWORLD ORANGE COAST



                                DATE:  MARCH 5, 1998

                                 TABLE OF CONTENTS

1.   DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .2

2.   GRANT OF LICENSE. . . . . . . . . . . . . . . . . . . . . . . . . . . .2

     2. 1.     Grant of License. . . . . . . . . . . . . . . . . . . . . . .2
     2. 2.     Use.. . . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2. 3.     Access. . . . . . . . . . . . . . . . . . . . . . . . . . . .4
     2. 4.     Condition of Equipment Space and Building . . . . . . . . . .4
     2. 5.     Subordination . . . . . . . . . . . . . . . . . . . . . . . .4

3.   TERM . . .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .5

4.   CONNECTION OF BUILDINGS TO THE NETWORKS . . . . . . . . . . . . . . . .5

     4. 1.     Connection of Spectrum Network. . . . . . . . . . . . . . . .5
     4. 2.     Connection of Additional Networks . . . . . . . . . . . . . .5
     4. 3.     Time to Connect Buildings.. . . . . . . . . . . . . . . . . .5
     4. 4.     Manner of Connection. . . . . . . . . . . . . . . . . . . . .6
     4. 5.     Tenant Waivers. . . . . . . . . . . . . . . . . . . . . . . .6
     4. 6.     Multiple Networks; Switch Service.. . . . . . . . . . . . . .6

5.   OPERATION OF THE NETWORKS . . . . . . . . . . . . . . . . . . . . . . .7

     5. 1.     Operations. . . . . . . . . . . . . . . . . . . . . . . . . .7
     5. 2.     Level of Service. . . . . . . . . . . . . . . . . . . . . . .8
     5. 3.     Reports to Irvine . . . . . . . . . . . . . . . . . . . . . .8
     5. 4.     Enforcement . . . . . . . . . . . . . . . . . . . . . . . . .9
     5. 5.     Right To Enter Into Operations and Maintenance Agreements.. .9
     5. 6.     Failure to Operate. . . . . . . . . . . . . . . . . . . . . .9

6.   PAYMENTS TO IRVINE. . . . . . . . . . . . . . . . . . . . . . . . . . .9

     6. 1.     License Fee.. . . . . . . . . . . . . . . . . . . . . . . . .9
     6. 2.     Adjusted Gross Revenue. . . . . . . . . . . . . . . . . . . 11
     6. 3.     Gross Square Footage. . . . . . . . . . . . . . . . . . . . 11

7.   IMPOSITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 11

     7. 1.     Impositions . . . . . . . . . . . . . . . . . . . . . . . . 11
     7. 2.     Assessments in Installments.. . . . . . . . . . . . . . . . 12
     7. 3.     Direct Payment by Irvine. . . . . . . . . . . . . . . . . . 12
     7. 4.     Right to Contest. . . . . . . . . . . . . . . . . . . . . . 12

8.   CONSTRUCTION AND MAINTENANCE OF NETWORK . . . . . . . . . . . . . . . 12

     8. 1.     Construction. . . . . . . . . . . . . . . . . . . . . . . . 13
     8. 2.     Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . 14
     8. 3.     Hazardous Materials.. . . . . . . . . . . . . . . . . . . . 14
     8. 4.     Maintenance of Equipment. . . . . . . . . . . . . . . . . . 14
     8. 5.     FirstWorld Equipment. . . . . . . . . . . . . . . . . . . . 14
     8. 6.     Interference. . . . . . . . . . . . . . . . . . . . . . . . 15
     8. 7.     Establishment of MPOE.. . . . . . . . . . . . . . . . . . . 15
     8. 8.     Damage; Condemnation. . . . . . . . . . . . . . . . . . . . 16

9.   COVENANTS OF IRVINE . . . . . . . . . . . . . . . . . . . . . . . . . 17

     9. 1.     Right-of-Way. . . . . . . . . . . . . . . . . . . . . . . . 17


                                          i

     9. 2.     Periodic Notices. . . . . . . . . . . . . . . . . . . . . . 17
     9. 3.     Electric Utilities. . . . . . . . . . . . . . . . . . . . . 17

10.  EQUIPMENT; SURRENDER OF LICENSE . . . . . . . . . . . . . . . . . . . 17

     10. 1.    Equipment and Removal . . . . . . . . . . . . . . . . . . . 18
     10. 2.    Option To Purchase. . . . . . . . . . . . . . . . . . . . . 18
     10. 3.    Rental of Equipment . . . . . . . . . . . . . . . . . . . . 18

11.  FINANCING 19

     11. 1.    Financing Not Prohibited Transfer.. . . . . . . . . . . . . 19
     11. 2.    Cooperation with Lender Requirements. . . . . . . . . . . . 19
     11. 3.    Notice of Financing . . . . . . . . . . . . . . . . . . . . 20
     11. 4.    Notice of Default and Lender's Cure Rights. . . . . . . . . 20
     11. 5.    Obligations of Lender and Successors. . . . . . . . . . . . 22
     11. 6.    Lender Protections. . . . . . . . . . . . . . . . . . . . . 23
     11. 7.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 23
     11. 8.    New Agreement . . . . . . . . . . . . . . . . . . . . . . . 23
     11. 9.    Concurrent Exercise.. . . . . . . . . . . . . . . . . . . . 24

12.  IRVINE CURE RIGHTS. . . . . . . . . . . . . . . . . . . . . . . . . . 24

     12. 1.    Purpose . . . . . . . . . . . . . . . . . . . . . . . . . . 24
     12. 2.    Notice of Default . . . . . . . . . . . . . . . . . . . . . 24
     12. 3.    Priority of Cure Rights . . . . . . . . . . . . . . . . . . 24
     12. 4.    Irvine's Cure Rights. . . . . . . . . . . . . . . . . . . . 25
     12. 5.    Purchase of Financing Encumbrance; Subrogation. . . . . . . 26
     12. 6.    Right to Bid at Foreclosure Sale. . . . . . . . . . . . . . 27

13.  DEFAULTS; REMEDIES. . . . . . . . . . . . . . . . . . . . . . . . . . 27

     13. 1.    Events of Default . . . . . . . . . . . . . . . . . . . . . 27
     13. 2.    Waiver. . . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13. 3.    Remedies. . . . . . . . . . . . . . . . . . . . . . . . . . 28
     13. 4.    Late Payments . . . . . . . . . . . . . . . . . . . . . . . 29
     13. 5.    Right to Perform. . . . . . . . . . . . . . . . . . . . . . 30
     13. 6.    Waiver of Jury Trial. . . . . . . . . . . . . . . . . . . . 30
     13. 7.    Limitation. . . . . . . . . . . . . . . . . . . . . . . . . 30
     13. 8.    Damages Limitation. . . . . . . . . . . . . . . . . . . . . 30

14.  SALE OF NETWORKS. . . . . . . . . . . . . . . . . . . . . . . . . . . 31

     14. 1.    FirstWorld's Right to Assign. . . . . . . . . . . . . . . . 31
     14. 2.    Submittal for Consent . . . . . . . . . . . . . . . . . . . 31
     14. 3.    Effect of Transfer. . . . . . . . . . . . . . . . . . . . . 31
     14. 4.    Right of First Refusal. . . . . . . . . . . . . . . . . . . 32
     14. 5.    Permitted Transfers.. . . . . . . . . . . . . . . . . . . . 32
     14. 6.    Multiple Networks.. . . . . . . . . . . . . . . . . . . . . 32

15.  TRANSFER OF BUILDINGS . . . . . . . . . . . . . . . . . . . . . . . . 33

     15. 1.    Transfer of Single Building . . . . . . . . . . . . . . . . 33
     15. 2.    Transfer of Portfolio.. . . . . . . . . . . . . . . . . . . 33

16.  INSURANCE; INDEMNIFICATION. . . . . . . . . . . . . . . . . . . . . . 33

     16. 1.    FirstWorld Indemnity. . . . . . . . . . . . . . . . . . . . 33
     16. 2.    Exemption of Irvine from Liability. . . . . . . . . . . . . 34
     16. 3.    Irvine Indemnity. . . . . . . . . . . . . . . . . . . . . . 34
     16. 4.    FirstWorld Insurance. . . . . . . . . . . . . . . . . . . . 35
     16. 5.    Form of Policies. . . . . . . . . . . . . . . . . . . . . . 36


                                          ii

     16. 6.    Increase in Liability Limits. . . . . . . . . . . . . . . . 37
     16. 7.    Release and Waiver of Subrogation . . . . . . . . . . . . . 37

17.  REPRESENTATIONS AND WARRANTIES. . . . . . . . . . . . . . . . . . . . 37

     17. 1.    Representations and Warranties of FirstWorld. . . . . . . . 37
     17. 2.    Representations and Warranties of Irvine. . . . . . . . . . 38

18.  PROTECTION OF CONFIDENTIAL INFORMATION. . . . . . . . . . . . . . . . 38

     18. 1.    Designation of Confidential Information . . . . . . . . . . 38
     18. 2.    Obligations of Confidentiality. . . . . . . . . . . . . . . 38

19.  MARKS AND PUBLICITY . . . . . . . . . . . . . . . . . . . . . . . . . 39

     19. 1.    Exclusive Ownership of Marks. . . . . . . . . . . . . . . . 39
     19. 2.    References to Marks.. . . . . . . . . . . . . . . . . . . . 40
     19. 3.    Effect of Termination.. . . . . . . . . . . . . . . . . . . 40
     19. 4.    Publicity . . . . . . . . . . . . . . . . . . . . . . . . . 40

20.  ARBITRATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 40

21.  NO BROKER . . . . . . . . . . . . . . . . . . . . . . . . . . . . .. .41

22.  WAIVERS. .. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

23.  UCC FILING. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 41

24.  ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . . . . . . . . 41

25.  MISCELLANEOUS PROVISIONS. . . . . . . . . . . . . . . . . . . . . . . 42

     25. 1.    Notices . . . . . . . . . . . . . . . . . . . . . . . . . . 42
     25. 2.    Further Assurances. . . . . . . . . . . . . . . . . . . . . 43
     25. 3.    Performance Under Protest . . . . . . . . . . . . . . . . . 43
     25. 4.    No Third Party Beneficiaries. . . . . . . . . . . . . . . . 43
     25. 5.    Interpretation. . . . . . . . . . . . . . . . . . . . . . . 43
     25. 6.    Delivery of Drafts. . . . . . . . . . . . . . . . . . . . . 43
     25. 7.    Headings. . . . . . . . . . . . . . . . . . . . . . . . . . 43
     25. 8.    Cumulative Remedies . . . . . . . . . . . . . . . . . . . . 44
     25. 9.    Entire Agreement. . . . . . . . . . . . . . . . . . . . . . 44
     25. 10.   Amendments. . . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 11.   Partial Invalidity. . . . . . . . . . . . . . . . . . . . . 44
     25. 12.   Successors. . . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 13.   Governing Law . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 14.   Counterparts. . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 15.   Time Periods. . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 16.   Waivers . . . . . . . . . . . . . . . . . . . . . . . . . . 44
     25. 17.   Negation of Partnership . . . . . . . . . . . . . . . . . . 45
     25. 18.   Attorneys' Fees.. . . . . . . . . . . . . . . . . . . . . . 45
     25. 19.   Relationships . . . . . . . . . . . . . . . . . . . . . . . 45
     25. 20.   Nondedication of Facilities.. . . . . . . . . . . . . . . . 45
     25. 21.   Force Majeure. .. . . . . . . . . . . . . . . . . . . . . . 45



                                TABLE OF APPENDICES

APPENDIX 1 - GLOSSARY OF DEFINED TERMS
APPENDIX 2 - DEPICTION OF EXISTING SPECTRUM
APPENDIX 3 - ADDITIONAL SPECTRUM
APPENDIX 4 - EXISTING SPECTRUM BUILDINGS
APPENDIX 5 - ADDITION MEMORANDUM
APPENDIX 6 - PHASING PLAN
APPENDIX 7 - WAIVER AND RELEASE

                     TELECOMMUNICATIONS SYSTEM LICENSE AGREEMENT

          THIS TELECOMMUNICATIONS SYSTEM LICENSE AGREEMENT (this "Agreement") is dated as of March 5, 1998, and made by and between THE IRVINE COMPANY, a Delaware corporation ("Irvine") and FIRSTWORLD ORANGE COAST, a California corporation ("FirstWorld").

                                       RECITALS

          A. FirstWorld is a wholly owned subsidiary of FWC. FWC is engaged in the business of providing telecommunications network facilities and services to municipalities and other users, both directly and through subsidiaries such as FirstWorld.

          B. FirstWorld proposes to build, own and operate Networks within the State of California. Pursuant to the Conduit Lease, FirstWorld intends to install the Spectrum Network to service Buildings in the Spectrum Service Area.

          C. The Spectrum Service Area currently consists of the Existing Spectrum, which is currently improved with commercial, industrial and retail buildings including the Existing Spectrum Buildings, and the Additional Spectrum, which Irvine anticipates it will improve with additional commercial, industrial and retail buildings and which will include the Additional Spectrum Buildings. Irvine is the master developer of the Spectrum Service Area. Irvine also contemplates development of the Additional Areas which will be owned or otherwise controlled by it.

          D. Irvine desires to give FirstWorld the right to connect the Spectrum Network to Additional Spectrum Buildings and may give FirstWorld the right to connect the Irvine Networks to Additional Area Buildings or its other Networks to Additional Other Buildings, to enable FirstWorld to provide telecommunications services to occupants of such buildings, all in exchange for the payments set forth in this Agreement. FirstWorld desires to obtain the right to provide such services in the Existing Buildings and in the Additional Buildings from time to time added to this Agreement in accordance with the terms hereof.

          E. On June 11, 1997, the PUC issued to FirstWorld a Certificate of Public Convenience and Necessity with respect to, among other things, the construction and operation of the Networks.

          F. FirstWorld will develop, own, maintain and operate the Irvine Networks. Pursuant to the terms of this Agreement, Irvine will have certain rights and responsibilities, and will be entitled to receive certain payments, in connection with access to the Existing Buildings and access to Additional Buildings which may be added to this Agreement.

          G. FirstWorld and Irvine have also entered into the Conduit Lease concurrently with this Agreement pursuant to which, among other things, Irvine has leased to FirstWorld space within the Existing Available Spectrum Conduit (as described in the Conduit Lease).

          NOW, THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

                                     AGREEMENT


                                          1.

                                    DEFINITIONS

          Capitalized terms used herein as defined terms shall have the meanings given to them in the Glossary of Defined Terms attached hereto as Appendix 1 (such definitions to be equally applicable to both the singular and plural forms of the terms defined) or elsewhere in this Agreement.

                                          2.


                                   GRANT OF LICENSE

           2.1.     GRANT OF LICENSE.

                 2. 1. 1. Irvine hereby grants to FirstWorld, for the Term of this Agreement, the right and license (the "License") to construct, install, maintain, operate, use, repair, replace, augment and remove, at FirstWorld's sole expense and risk, Cable and associated Equipment in the Existing Spectrum Buildings as set forth herein.

                 2. 1. 2. Irvine further grants to FirstWorld the License to construct, install, maintain, operate, use, repair, replace, augment and remove, at FirstWorld's sole expense and risk, Cable and associated Equipment in any Additional Spectrum Building in the Spectrum Service Area at any time during the Term of this Agreement. Once any construction has been substantially completed by Irvine on any building in the Spectrum Service Area, such building shall be deemed a "Building" for purposes of this Agreement, and the License shall apply thereto.

                 2. 1. 3. Irvine may add any Additional Area Building in any Additional Areas to this Agreement effective not earlier than the substantial completion of such Additional Area Building either (i) by notice to FirstWorld, or (ii) by the substantial completion of an Additional Area Building in an Additional Area as to which space within Available Other Conduit has been added to the Leased Premises pursuant to the terms of the Conduit Lease. To the extent Irvine adds an Additional Area Building to this Agreement, Irvine further grants to FirstWorld the License to install, maintain, operate, use, repair, replace, augment and remove, at FirstWorld's sole expense risk, Cable and associated Equipment in such Additional Area Building. Once any Additional Area Building is so added to this Agreement by Irvine, such building shall be deemed a "Building" for purposes of this Agreement, and the License shall apply thereto.

                 2. 1. 4. Irvine may add any Additional Other Building owned by it and located in the State of California (other than buildings in the Spectrum Service Area and the Additional Areas) to this Agreement by written notice to FirstWorld. To the extent Irvine adds an Additional Other Building to this Agreement, Irvine further grants to FirstWorld the License to construct, install, maintain, operate, use, repair, replace, augment and remove, at FirstWorld's sole expense and risk, Cable and associated Equipment in such Additional Other Building. Once any Additional Other Building has been added to this Agreement by Irvine, such building shall be deemed a "Building" for purposes of this Agreement, and the License shall apply thereto.

                 2. 1. 5. As to those Buildings which are owned by Irvine and which are not leased as a single building in its entirety to a single tenant, Irvine shall provide Equipment Space to FirstWorld to the extent available in any Building and FirstWorld shall, at FirstWorld's cost, keep each such Equipment Space in good condition and repair and shall ensure that each such Equipment Space provides a secure, water tight and otherwise adequate environment for operation of the Equipment. FirstWorld shall have access to each such Equipment Space during each Building's normal hours of operation but shall, in addition, have access to each such Equipment Space twenty-four (24) hours a day to perform emergency maintenance and repairs. The Equipment Space and the Equipment in each Building within the Spectrum Service Area or any Additional Area will be used by FirstWorld as a service site for the Spectrum and/or any Additional Area and only for that purpose. In connection therewith, FirstWorld shall have the right to permit occupants of the Building to locate telecommunications equipment in the Equipment Space, provided that all risk of loss and/or damage to such equipment shall be borne solely by such occupants and/or FirstWorld, and FirstWorld shall defend and indemnify Irvine therefrom pursuant to Section 16.1 of this Agreement. Irvine may, from time to time as needed, have access to the Equipment Space, and FirstWorld agrees to cooperate in providing such access. FirstWorld acknowledges that the Equipment Space in most Buildings will be located in equipment rooms to which other Persons have access, including other telecommunications providers, that Irvine will not undertake any responsibility for protecting any Cable or Equipment installed by FirstWorld in any Equipment Space, and that FirstWorld will be solely responsible for taking such actions as may be reasonably necessary or appropriate for protecting the same.

                 2. 1. 6. As to those Buildings which are owned by Irvine and which are not leased as a single building in its entirety to a single tenant, Irvine shall permit use of existing Building entrance conduit systems and existing Building wiring to the extent that Irvine has the possession of and authority to allow such use of said facilities. In addition, the License shall include the right of FirstWorld to construct, install, maintain, operate, repair, replace, augment and utilize building entrance conduit systems as described in Section 8.1.2.

                 2. 1. 7. As to Buildings which are owned by Irvine and as to which FirstWorld has been or is granted a License hereunder, and which are leased as a single building in its entirety to a single tenant, FirstWorld will likely need to obtain access to and the right to use the Equipment Space, any existing Building entrance conduit systems and existing Building wiring from the tenant of such Building for the term of such lease. FirstWorld anticipates that any rights of access or consents which it requires from any tenant with regard to any such Building can be obtained as part of any service agreement entered into between FirstWorld and such tenant for service to the Building. Irvine shall cooperate with FirstWorld and such tenant to permit FirstWorld to provide service to such Buildings. Irvine hereby grants any consents reasonably required by a tenant of any such Building, to permit FirstWorld to provide service to such tenant, and will provide notice confirming such consent to any such tenant upon request.

               2. 1. 8.    The License granted for any Building shall not be
exclusive. Irvine hereby reserves the right to grant, renew or extend similar licenses to others, including other fiber optic or non-fiber optic telecommunications service providers, which other licenses may include rights to utilize space in the equipment room in which the Equipment Space is located to the extent that such use does not materially interfere with the Equipment Space to be provided to FirstWorld pursuant to this Agreement.

                 2. 1. 9. Notwithstanding the foregoing grants to FirstWorld and FirstWorld's rights and options contained in this Agreement, except as expressly provided in Sections 8.1.2, and 4.3, FirstWorld shall have no obligation to construct or install any Equipment or any building entrance conduit system in or to any Building.

           2. 2.    USE.  FirstWorld may use the Equipment Space and Equipment
only for the purpose of providing a Building's occupants with fiber optic telecommunications services which FirstWorld: (a) has been, or may in the future be, certified to provide by either the local public utility governing body, the PUC, the Federal Communications Commission, or any other Governmental Authority with jurisdiction as to the provision of such services; or (b) is now, or may in the future be, permitted to provide without any such certification.

           2. 3.    ACCESS.  Subject to the rights of Irvine's Tenants, Irvine shall provide FirstWorld's authorized employees, representatives and contractors access to each Building, so that FirstWorld may construct, install, maintain, operate, use, repair, replace, augment and/or remove FirstWorld Equipment from time to time. Except in emergency situations, such access shall be during normal business hours and with prior notice to Irvine. Any access shall be subject to such reasonable requirements and procedures as may be established from time to time by Irvine. FirstWorld shall be responsible for any damage or injury resulting from such entry and shall indemnify Irvine therefrom in accordance with the provisions of this Agreement. FirstWorld acknowledges that Irvine's right to provide such access may be limited in Buildings which are wholly leased to a single tenant.

           2. 4.    CONDITION OF EQUIPMENT SPACE AND BUILDING.  Irvine makes no warranty or representation that the Equipment Space in any Building is suitable for the use contemplated herein, it being assumed that FirstWorld has satisfied or will satisfy itself thereof; provided, however, that the foregoing shall not limit Irvine's obligation to the extent required under Section 2.1.5 hereof to make Equipment Space available to FirstWorld to enable FirstWorld to install and operate Equipment for the purposes contemplated by this Agreement. FirstWorld agrees to accept, and shall have inspected, the Equipment Space in the Buildings "as is" and agrees that Irvine is under no obligation to perform any work or provide any materials to prepare the Equipment Space or any Building for FirstWorld.

           2. 5.    SUBORDINATION.  FirstWorld accepts the License granted
hereunder subject and subordinate to any mortgage, deed of trust or other lien presently existing upon any Building, but FirstWorld agrees that the holder or beneficiary of any such mortgage, deed of trust or lien shall have the right at any time to subordinate such mortgage, deed of trust or other lien to the License on such terms and subject to such conditions as such holder or beneficiary may deem appropriate in its discretion. This provision is hereby declared to be self-operative and no further instrument shall be required to effect such subordination of this Agreement, provided that

FirstWorld shall upon request execute an instrument submitted by Irvine confirming the same. FirstWorld agrees to subordinate this Agreement to any mortgage, deed of trust or other lien created after the effective date of this Agreement affecting any Building so long as in connection with such subordination the holder of such mortgage, deed of trust or other lien agrees in writing that in the event of the foreclosure thereof this Agreement shall not be terminated as to any Building then subject to this Agreement, and encumbered by such mortgage, deed of trust or other lien and the holder thereof shall recognize the rights of FirstWorld created by this Agreement as to the real property encumbered by such mortgage, deed of trust or other lien, which recognition agreement shall be in a form reasonably acceptable to FirstWorld and such holder, provided, however, that such lender have the same rights to terminate this Agreement in connection with any sale of a Building as are reserved by Irvine in Section 15.1 of this Agreement. No provision of this
Section 2.5 shall be construed to give any such holder or beneficiary any claim, right or title to any Equipment.

                                          3.


                                         TERM

          The term of this Agreement shall commence on the date of this Agreement (the "Commencement Date") and shall expire on December 31, 2027, unless terminated sooner as provided herein.

                                          4.


                       CONNECTION OF BUILDINGS TO THE NETWORKS

           4. 1.    CONNECTION OF SPECTRUM NETWORK.  FirstWorld shall construct the Spectrum Network and any expansion thereof into Additional Spectrum areas by FirstWorld's installation of Cable in the Conduit in accordance with the Conduit Lease, and shall connect the Existing Spectrum Buildings and any Additional Spectrum Buildings to the Spectrum Network over time based on factors such as
(a) the rate at which Customers subscribe for Network services, (b) the location of such Customers relative to the orderly and logical extension of Spectrum Network facilities, and (c) the number of customers requiring "on-Net" and "off-Net" service, all as reasonably determined by FirstWorld.

           4. 2.    CONNECTION OF ADDITIONAL NETWORKS.  To the extent that
Irvine adds space within Available Other Conduit to the Leased Premises pursuant to the Conduit Lease, FirstWorld shall construct a Network for the portion of the Additional Area serviced by such Available Other Conduit in accordance with the Conduit Lease and shall connect Additional Area Buildings in such Additional Area over time based on the factors set forth in Section 4.1, above.

           4. 3.    TIME TO CONNECT BUILDINGS.  Within *** (***) days after a
Customer that is a tenant of an office or other non-retail commercial Building has subscribed in writing with FirstWorld for Network services as an end user, FirstWorld shall submit to Irvine

--------------------

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                                          5

Plans for the construction work necessary to provide telecommunications network service to such customer, which Plans shall be approved or disapproved by Irvine in accordance with Section 8.1.1 below. Within *** (***) days after Irvine's approval of such Plans, FirstWorld shall install such Cable and Equipment in, and any necessary building entrance conduit system to, such Building as is necessary to provide telecommunications network service to such Customer; provided, however, that FirstWorld shall only be required to install such Cable and Equipment and commence such service if there shall already exist, at the time such Customer subscribes with FirstWorld, Conduit (as defined in the Conduit Lease) either owned or leased by FirstWorld within one thousand (1,000) feet of such Building that is, in FirstWorld's reasonable judgment, sufficient to provide such service. FirstWorld shall also not be obligated to provide service to a Customer if the equipment room in the Building in which such Customer is located lacks adequate space for FirstWorld's installation of the Equipment necessary to provide service to such Customer. To the extent that FirstWorld reasonably anticipates that the tenants of a Building will incur an average billing of $ *** per month for FirstWorld's services, FirstWorld will provide on-net service to such Building within the time periods and subject to the conditions specified in this Section. Notwithstanding any contrary provision of this Section 4.3, if FirstWorld is required to condemn an access route for connecting any Building in which a tenant which has requested service is located, then the time within which FirstWorld is obligated to provide service to such tenant shall be extended by the period of time necessary to obtain possession of the requisite access route by condemnation.

           4. 4.    MANNER OF CONNECTION.  When FirstWorld installs Cable in any building entrance conduit system and into a Building for connection to the MPOE, FirstWorld shall provide adequate Cable so that upon termination of service to any Building and removal of FirstWorld's Equipment, there will be a length of Cable extending from the point of penetration of the Cable into the Building to the point of connection to the MDF plus an additional approximately twenty (20) feet of Cable coiled at such point of connection.

           4. 5.    TENANT WAIVERS.  FirstWorld shall not provide
telecommunications services to any tenant of a Building unless and until a Waiver and Release, substantially in the form attached as Appendix 7 hereto, has been duly executed by such tenant and delivered by FirstWorld to Irvine, provided, however, that FirstWorld may satisfy the requirements of this Section
4.5 by including language similar to that contained in Appendix 7 in its standard service agreement for the benefit of Irvine.

           4. 6.    MULTIPLE NETWORKS; SWITCH SERVICE.

                 4. 6. 1. FirstWorld shall have the right to provide service to the Spectrum Service Area through a single Network or through multiple Networks, and may provide service to any Additional Area as to which space in Available Other Conduit has been added to the Conduit Lease from the Spectrum Network or from an Additional Network. FirstWorld may provide service to any areas not covered by this Agreement utilizing the Spectrum Network or any Additional Network, so long as: (a) there is at all times adequate capacity in the Spectrum

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

Network or such Additional Network to provide service to Customers in the Spectrum and the Additional Areas as to which space in Available Other Conduit has then been added to the Leased Premises under the Conduit Lease; (b) the provision of service to such areas not covered by this Agreement (as to any single area or in the aggregate) does not materially and adversely impact the speed or quality of service provided to the Spectrum or such portions of the Additional Areas; and (c) there will be at all times an alternative fiber optic route to provide service to any such areas not covered by this Agreement without use of the Spectrum Network or any Additional Network.

                 4. 6. 2. FirstWorld contemplates providing service to the Spectrum Network from one of its Affiliate's switching facility in Anaheim or any other switching facility which FirstWorld or any of its Affiliates may hereafter control. Such facility is expected to be utilized in providing service to multiple Networks, including Networks other than the Irvine Networks. FWC may transfer such facility into a separate Affiliate after the date hereof, and will enter into a separate agreement or agreements between such Affiliate and FirstWorld with regard to the provision of service to the Irvine Networks from such switching facility. No provision of this Agreement shall be construed as causing such switching facility to be a part of the Spectrum Network or any Additional Network, or requiring the transfer of such switching facility to a separate Affiliate. In the event that Irvine succeeds to rights of FirstWorld pursuant to the terms of this Agreement, including without limitation by exercising any of its cure rights under Article 12 or its right of first refusal under Section 14.4, Irvine shall have the option as to whether to assume any agreement regarding the provision of service from such switching facility or to terminate such agreement as to the Irvine Networks, and any such agreement regarding any such switching facility shall acknowledge and affirm the rights of Irvine under this Agreement as to agreements regarding switching facilities.

                                          5.


                              OPERATION OF THE NETWORKS

           5. 1.    OPERATIONS.  FirstWorld shall be the owner and operator of the Irvine Networks and shall have the responsibility for and authority to make decisions regarding all aspects of the operations of the Irvine Networks, including, without limitation, the following matters:

                 5. 1. 1. Operating, maintaining and repairing all Network facilities in accordance with prudent industry practice.

                 5. 1. 2. Making capital improvements and enhancements to the Irvine Networks in accordance with prudent industry practice in order to reasonably respond to technological improvements and Customer or User requirements.

                 5. 1. 3. Using commercially reasonable diligence to obtain Customers and Users for Network services.

                 5. 1. 4. Developing and implementing billing and collection systems to support the operation of the Irvine Networks.

                 5. 1. 5. Performing all accounting functions associated with the development and operation of the Irvine Networks and preparing and maintaining (or causing to be prepared and maintained) detailed operating and financial records for the Irvine Networks. Irvine shall have the right to inspect such records at FirstWorld's offices in Orange County during reasonable business hours upon ten (10) days' notice to FirstWorld, at Irvine's expense (except to the extent Irvine is entitled to recover the cost of any audit of Rent due under the Conduit Lease pursuant to the terms of the Conduit Lease).

                 5. 1. 6. Keeping (or causing to be kept) such other accounts, books and records as may be necessary for proper financial management and reporting by FirstWorld.

                 5. 1. 7. Obtaining all permits that may be required in connection with the development, ownership and operation of the Irvine Networks.

                 5. 1. 8. Procuring and maintaining insurance as required pursuant to Article 16.

                 5. 1. 9. Hiring, training, supervising and terminating all employees, independent contractors and consultants necessary to develop, maintain and operate the Irvine Networks.

                 5. 1. 10. Determining, in accordance with Applicable Law, the manner and extent of carrier interconnection with the Irvine Networks and negotiating with carriers regarding the terms upon which they may interconnect with and operate on the Irvine Networks.

                 5. 1. 11. Taking such other actions as FirstWorld may deem reasonably necessary or appropriate in connection with the Irvine Networks.

           5. 2.    LEVEL OF SERVICE.  To the extent that FirstWorld provides
fiber optic service to any Building, FirstWorld shall provide reliable telecommunications industry standard services to Irvine (if Irvine is a Customer or User) and/or tenants of such Building as defined by a *** with respect to network performance uptime; provided, however, that FirstWorld shall not be liable or responsible for any acts or omissions of Irvine or any other tenant or occupant of any Building, or for any Unavoidable Delay, including the consequences of any fire or other peril, civil unrest, unavailability of labor or materials, or other events or circumstances beyond the reasonable control of FirstWorld.

           5. 3.    REPORTS TO IRVINE.  Within forty-five (45) days following
the end of each calendar quarter, FirstWorld shall provide to Irvine a quarterly written report summarizing the operations of the Irvine Networks for the preceding calendar quarter and projecting the operations of the Irvine Networks for the following calendar quarter. Such reports shall include information concerning the amount of payments anticipated to be made to Irvine pursuant to
Article 6 of this Agreement during the following calendar quarter and, in the case of each report

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
first submitted after the end of a calendar year, an annual audit of FirstWorld and the operations of the Irvine Networks for the preceding calendar year prepared by an independent certified public accounting firm. Such reports shall also specify the cost of each building entrance conduit system installed by FirstWorld during the relevant calendar quarter in compliance with the provisions of Section 8.1.2, below.

           5. 4.    ENFORCEMENT.  FirstWorld reserves the right to enforce the obligations of its Customers and Users to FirstWorld, which enforcement may include, without limitation, the termination of service to any Customer or User which does not timely pay sums due FirstWorld.

           5. 5.    RIGHT TO ENTER INTO OPERATIONS AND MAINTENANCE AGREEMENTS.
FirstWorld shall be entitled to enter into agreements with other Persons, whether affiliated or nonaffiliated, under which such other Persons may undertake operational or maintenance duties associated with FirstWorld's rights and/or obligations hereunder, including, without limitation, (a) sales, (b) Conduit, Cable and/or Equipment installation, maintenance and repair, and (c) other similar duties. Neither said agreements nor any performance thereunder shall constitute a Transfer within the meaning of Section 14.1 hereof.

           5. 6.    FAILURE TO OPERATE.  In the event that FirstWorld fails to operate the Irvine Networks or otherwise provide fiber optic telecommunications service on the Irvine Networks for a consecutive period of five (5) days or more then, in addition to any other rights or remedies of Irvine hereunder and subject to the rights and remedies of any Lender under Articles 11 and 12, Irvine may until such failure is cured by FirstWorld (but shall not be obligated to) either remedy such failure directly or cause another fiber optic service provider to provide service, as an agent or contractor of Irvine, utilizing the Irvine Networks. In either such case, FirstWorld shall upon Irvine's demand bear all expenses for, or reimburse Irvine for, all costs incurred in connection with, Irvine's exercise of its rights under this Section 5.6. If Irvine elects to exercise its rights under this Section 5.6, Irvine shall also have the right during any period in which it is exercising such remedy to utilize or to permit another fiber optic service provider as an agent or contractor of Irvine to utilize FirstWorld's Equipment.

                                          6.


                                  PAYMENTS TO IRVINE

           6. 1.    LICENSE FEE.

                 6. 1. 1. FirstWorld shall pay to Irvine during the Term of this Agreement a quarterly fee (the "License Fee"), which shall be paid in advance on the first day of each calendar quarter at the address set forth in
Section 25.1, below, or at such other address as Irvine may designate in writing from time to time, without prior demand and without offset or deduction. The License Fee payable for any calendar quarter at the beginning or end of the Term shall be prorated based on the actual number of days of the Term in such calendar quarter.

                 6. 1. 2.  The License Fee shall equal the sum of  ***
Dollars ($ *** ), subject to adjustment in accordance with the provisions of this Section 6.1. In the event an Additional Building is added to this Agreement pursuant to the provisions hereof, the License Fee shall be adjusted effective upon the date such Additional Building is added to this Agreement by increasing the License Fee by a sum equal to the Additional License Fee Base times the gross square footage of such Additional Building. In the event that any Building is removed from this Agreement in accordance with the provisions hereof after the date of this Agreement, or this Agreement is otherwise terminated as to any Building in accordance with the terms hereof, the License Fee shall be decreased effective upon the date such Building is removed from this Agreement or so terminated by a sum equal to the Additional License Fee Base times the gross square footage of the Building removed or so terminated. The Additional License Fee Base for each calendar quarter during the calendar year in which the Commencement Date occurs shall be *** cents ($ *** ) per gross square foot per calendar quarter.

                 6. 1. 3. On January 1 of each calendar year during the Term following the calendar year in which the Commencement Date occurs (each an "Adjustment Date"), the License Fee and the Additional License Fee Base shall be increased, but not decreased, to an amount equal to the product obtained by multiplying the then-current License Fee (as it may previously have been adjusted pursuant to Section 6.1.2, above, or Section 6.1.4, below) and the Additional License Fee Base, respectively, by a fraction, the numerator of which shall be the CPI published three months preceding the applicable Adjustment Date and the denominator of which shall be the CPI published three months preceding the prior Adjustment Date, or, in the case of the first Adjustment Date, the Commencement Date; provided, however, that in no event shall such fraction be greater than 1.06 or less than 1.02. In no event shall the License Fee be decreased as a result of the decrease in the CPI in any calendar year. No provision of this Section 6.1.3 shall be construed to prohibit any decrease in the License Fee which would result from a removal of a Building from this Agreement pursuant to Section 6.1.2, above.

                 6. 1. 4. Notwithstanding any contrary provision of Section 6.1.3, above, on January 1, 2008 and January 1, 2018 (each a "Market Adjustment Date") the License Fee for all Buildings then subject to this Agreement shall be increased, but not decreased, to the greater of the amount determined pursuant to Section 6.1.3, above, or the Fair Market License Fee determined in accordance with this Section 6.1.4. The Fair Market License Fee shall equal the fair market license fee then customarily being charged by owners of office and industrial buildings in Los Angeles, Orange and San Diego Counties, California, per building or per square foot, whichever is then customary (as a fee to telecommunications service providers to permit such providers access to and space for telecommunications facilities and conduit within an owner's building to allow such providers to provide telecommunications service to one or more tenants of such building) times the number, or gross square footage, of the Buildings then subject to this Agreement, as applicable, provided, however, that in no event shall the License Fee be

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
increased on any Market Adjustment Date to an amount equal to more than 200% of the License Fee in effect for the immediately preceding calendar year. On or before one-hundred eighty (180) days prior to either Market Adjustment Date, Irvine shall notify FirstWorld of Irvine's determination of the Fair Market License Fee and the adjusted License Fee pursuant to this Section 6.1.4. Within thirty (30) days after such notice, FirstWorld shall either notify Irvine that FirstWorld agrees with Irvine's determination or that it disagrees. Any failure of FirstWorld to notify Irvine within such thirty (30) day period that FirstWorld agrees or disagrees with Irvine's determination shall be deemed an approval of Irvine's determination of the Fair Market License Fee and the adjusted License Fee. Any notice from FirstWorld that it disagrees with Irvine's determination shall specify FirstWorld's opinion of the Fair Market License Fee and the adjusted License Fee under this Agreement. If FirstWorld disagrees with Irvine's determination, the Parties shall for a period of thirty
(30) days following FirstWorld's notice of disagreement endeavor to reach agreement on the adjusted License Fee due under this Section 6.1.4. If the Parties are unable to so reach agreement, then the Fair Market License Fee shall be determined by binding arbitration in accordance with Article 20 of this Agreement.

                 6. 1. 5. The gross square footage of any Building or Additional Building shall be calculated by Irvine in accordance with its standard practices for calculating gross square footage of office and industrial buildings, and shall be identified by Irvine at the time any Building or Additional Building is added to or removed from this Agreement. Such gross square footage shall be used for all purposes under this Agreement unless FirstWorld requests a recalculation of the same as to any Building or Additional Building added to or removed from this Agreement within sixty (60) days after the date of the addition or removal of such Building or Additional Building. If the Parties are unable to reach agreement upon the gross square footage of any Building or Additional Building within thirty (30) days after FirstWorld requests a recalculation of gross square footage as to any Building, then the gross square footage in dispute shall be determined by binding arbitration in accordance with Article 20, below, and the gross square footage specified by Irvine shall be utilized for the calculation of the License Fee until resolution of such arbitration.

           6. 2.    ADJUSTED GROSS REVENUE.  In addition to the License Fee
payable hereunder, FirstWorld shall, as additional rental, pay Bonus Percentage Rental on account of any Additional Other Building which is added to this Agreement, as provided in the Conduit Lease. Such Bonus Percentage Rental shall be paid by adding the Other Building Gross Revenue earned by from any Additional Other Building into the Adjusted Gross Combined Revenue under the Conduit Lease as provided in the Conduit Lease.

           6. 3.    GROSS SQUARE FOOTAGE.  As used in this Agreement, the "gross square footage" of any Building shall exclude the square footage of any vertical penetrations in such Building.

                                          7.


                                     IMPOSITIONS

          7. 1. IMPOSITIONS. For any period within the Term of this Agreement (with daily proration for periods partially within the Term and partially outside the Term), FirstWorld shall pay and discharge all Impositions related to the Cable, the Equipment and any Conduit, before the same are delinquent. FirstWorld shall also pay all interest and penalties assessed by any Governmental Authority on account of late payment of any Imposition, unless such late payment was caused by Irvine's failure to remit an Imposition (paid to Irvine by FirstWorld), in which case Irvine shall pay such interest and penalties. If the bill for any Imposition which is FirstWorld's obligation to pay hereunder is sent to Irvine by the Governmental Authority, Irvine shall deliver such bill to FirstWorld as soon as reasonable possible after Irvine's receipt of the same.

           7. 2.    ASSESSMENTS IN INSTALLMENTS.  To the extent permitted by
Applicable Law, FirstWorld shall have the right to apply for conversion of any assessment or Imposition to cause it to be payable in installments. After such conversion, FirstWorld shall pay and discharge only such installments of such assessment or Imposition as shall become due and payable during the Term.

           7. 3.    DIRECT PAYMENT BY IRVINE.  If any Person entitled to receive payment of an Imposition refuses to accept it from FirstWorld, then FirstWorld shall give Irvine notice of such fact and shall remit payment of such Imposition to Irvine in a timely manner, and Irvine shall thereafter be responsible for remitting the same to such Person.

           7. 4.    RIGHT TO CONTEST.  Notwithstanding anything to the contrary in this Agreement, FirstWorld shall have the right to contest, at its sole expense, by appropriate legal proceedings diligently conducted in good faith, the amount or validity of any Imposition or other tax or fee and the valuation, assessment or reassessment (whether proposed or final) of FirstWorld's property or any Conduit for purposes of real and personal property taxes. FirstWorld may defer payment of the contested amount pending the outcome of such contest, provided that such deferral does not subject any portion of the Conduit or any other right or asset of Irvine, to any risk of forfeiture or Irvine to any risk of criminal liability. Irvine shall not be required to join in any such contest proceedings unless such proceedings must be brought in the name of Irvine, provided however, that Irvine shall have the right to participate in any such proceedings to the extent it determines that such participation is necessary or appropriate to protect its interests, and Irvine shall be entitled to be reimbursed by FirstWorld upon demand for legal fees incurred by it in participating in any such proceeding. If any such proceedings must be brought in Irvine's name, Irvine shall cooperate with FirstWorld so as to permit such proceedings to be brought in Irvine's name. FirstWorld shall pay all reasonable costs and expenses (including reasonable attorneys' fees) incident to such proceedings. FirstWorld shall be entitled to any refund of any contested amount (and penalties and interest paid by FirstWorld) to the extent such refund is of amounts previously paid by FirstWorld with regard to such contested amount, whether such refund is made during or after the Term of this Agreement. Upon termination of FirstWorld's contest of any amount, FirstWorld shall pay the amount (if any) as has been finally determined in such proceedings to be due, together with any costs, interest, penalties or other liabilities in connection with such Imposition.

                                          8.


                       CONSTRUCTION AND MAINTENANCE OF NETWORK

           8. 1.    CONSTRUCTION.

                 8. 1. 1. Prior to the installation of any FirstWorld Equipment, FirstWorld shall, at its sole cost and expense, prepare and deliver to Irvine working drawings, plans and specifications (the "Plans") which shall specifically describe all construction work. No work shall commence until Irvine has approved the Plans in writing, which approval shall not be unreasonably withheld, conditioned or delayed. If Irvine fails to approve or disapprove any Plans within thirty (30) days after the receipt of the same, such Plans shall be deemed to have been approved by Irvine. All work by FirstWorld shall be performed in a neat, safe and workmanlike manner and in accordance with all Applicable Laws. FirstWorld shall obtain, prior to such work, any necessary governmental permits, licenses and approvals, copies of which shall be delivered to Irvine before commencement of the work. In performing the work FirstWorld shall not unreasonably disrupt, adversely affect or interfere with any other licensee, service provider or tenant of a Building, and any such interference shall be immediately rectified following written or oral notice from Irvine.
All work shall be performed in compliance with Irvine's standard construction rules and insurance requirements for the Building, which shall be made available to FirstWorld upon submittal of any Plans for work.

                 8. 1. 2. In the event FirstWorld is the first competitive access provider to actually provide service to a particular Building, then FirstWorld shall, at its sole expense, design, engineer and install a building entrance conduit system, having a capacity equal to two hundred percent (200%) of the capacity initially required by FirstWorld to service such Building, that connects the minimum point of entry ("MPOE") of that Building to the most appropriate street access point, which access point shall be subject to the reasonable prior written approval of Irvine, such approval not to be unreasonably withheld or conditioned. The installation by FirstWorld of the building entrance conduit system shall be pursuant to plans approved by Irvine (such approval not to be unreasonably withheld or conditioned) and in accordance with the construction requirements set forth above. Any approval requested of Irvine pursuant to this Section 8.1.2 shall be deemed granted if Irvine fails to respond to a request for such approval within thirty (30) days after its receipt of such request. In the event that Irvine desires to grant to any other person or entity the right or license to use a building entrance conduit system installed by FirstWorld, then, as a condition precedent to Irvine's grant of any such right or license to such other Person or entity, Irvine shall pay, or shall cause such Person or entity to pay, FirstWorld fifty percent (50%) of all costs incurred by FirstWorld in installing such building entrance conduit system, as specified in the applicable quarterly report submitted by FirstWorld pursuant to
Section 5.3. If for any reason FirstWorld fails to report the costs incurred by FirstWorld in installing a building entrance conduit system for any particular Building in its quarterly report for the quarter in which the same was installed, Irvine, as its sole remedy for such failure, shall not be obligated to pay or cause the payment of any portion of the costs incurred for such installation in connection with the grant of any right or license to use such building entrance conduit system. For purposes of calculating such payment, the amount of costs incurred by FirstWorld in installing such building entrance conduit system shall be increased by multiplying such costs incurred by FirstWorld by a fraction, the numerator of which is the CPI immediately prior to Irvine's or such other Person's or entity's payment to FirstWorld and the denominator of which shall be the CPI upon FirstWorld's completion of the initial installation of such building entrance conduit system; provided, however, that such calculation shall not in any event decrease the amount of costs incurred by FirstWorld in installing such building entrance conduit system.

                 8. 1. 3. With respect to any building entrance conduit system installed by FirstWorld, FirstWorld shall register such installation with such Underground Agencies as are reasonable and appropriate to identify the location of such system. In the event such a building entrance conduit system already exists to serve a particular Building, Irvine shall make available to FirstWorld any excess capacity in such system required by FirstWorld to provide service to such Building which is available to or controlled by Irvine.

           8. 2.    LIENS.  FirstWorld shall be responsible for the satisfaction or payment of any liens for any provider of work, labor, material or services claiming by, through or under FirstWorld. FirstWorld shall also indemnify, hold harmless and defend Irvine against any such liens, including the reasonable fees of Irvine's attorneys. Such liens shall be discharged by FirstWorld within thirty (30) days after notice of recordation thereof by bonding, payment or otherwise. Subject to the foregoing, FirstWorld may contest, in good faith and by appropriate proceedings, any such liens, provided, however, that Irvine may require FirstWorld to bond any liens which FirstWorld may contest to assure that any property of Irvine is protected from such lien during the period for which any contest is pending. The provisions of this Section shall survive termination of this Agreement.

           8. 3.    HAZARDOUS MATERIALS.  FirstWorld shall not install any
Hazardous Material into any Building. In the event that FirstWorld shall discover, uncover, disturb or otherwise reveal any existing Hazardous Materials within the Building, FirstWorld shall immediately stop any work in progress and report such findings to Irvine within twenty-four (24) hours. FirstWorld shall not conduct any further work in the reported area without Irvine's written approval. FirstWorld shall have three options upon discovery of Hazardous Material and cessation of work as described above: (1) abate or remove, at its sole cost and expense and in compliance with all applicable legal requirements, the Hazardous Material within the route or area needed by FirstWorld to complete its work, and only with the approval of Irvine; (2) reroute its planned access route to avoid such Hazardous Material areas; or (3) terminate the License as to such Building upon ten (10) days' prior written notice to Irvine.

           8. 4.    MAINTENANCE OF EQUIPMENT.  FirstWorld shall keep each
Equipment Space and Equipment in good order, repair and condition during the Term, and shall reimburse Irvine upon demand for the cost to repair any damage to a Building caused by FirstWorld. FirstWorld shall at all times comply with Applicable Law pertaining to the installation and operation of Cable and Equipment.

           8. 5.    FIRSTWORLD EQUIPMENT.  All Equipment shall be and shall at all times remain the property of FirstWorld and shall not be deemed a fixture upon or an improvement to any Building, except to the extent purchased by Irvine or surrendered by FirstWorld upon the expiration or sooner termination of this Agreement pursuant to Article 10. The Cable and Equipment, and any other personal property in a Building belonging to FirstWorld, shall be there at the sole risk of FirstWorld, and Irvine shall not be liable for damage thereto or theft, misappropriation or loss thereof unless such damage is caused by Irvine's sole active negligence. FirstWorld shall be solely responsible for maintaining and servicing all such Cable and Equipment during the Term hereof. Irvine may require that FirstWorld relocate the Equipment Space and/or Cable and Equipment in the Building, at Irvine's expense, so long as such relocation can be conducted in a manner that does not unreasonably interfere with FirstWorld's operation of Equipment and does not result in an interruption of service to FirstWorld's Customers in the Building. Irvine shall allow FirstWorld to perform a standard cutover procedure, if required by said relocation, which will ensure that the relocated equipment is operational for service prior to discontinuing service from the prior service location.

           8. 6.    INTERFERENCE.  FirstWorld covenants that neither its
Equipment nor the installation thereof will interfere with the computer, software, communication, information or other electronic equipment or systems of any other tenant, licensee or occupant of any Building. If such interference occurs (other than interference with wireless services which are not currently available but which may become available in the future), FirstWorld shall immediately stop the operation of its Equipment until such interference is cured and if necessary, pay any and all costs incurred by Irvine and resulting from the interference, including, without limitation, any costs for which FirstWorld is obligated to indemnify Irvine hereunder. If FirstWorld cannot cure such interference within a reasonable time (not to exceed fifteen (15) days), Irvine may terminate the License granted hereunder (but if such interference is only as to one or more Buildings, only with respect to the Building(s) in which such interference occurs) upon ten (10) days written notice to FirstWorld.

           8. 7.    ESTABLISHMENT OF MPOE.

                 8. 7. 1. FirstWorld recognizes that Irvine desires to provide access to both existing and future telecommunications services and service providers for tenants of each Building and Irvine may deem it desirable to achieve this objective by providing a building riser and distribution cabling system ("BR&DCS") in the Building for use by competitive providers of wired telecommunications services. Accordingly, and notwithstanding anything contained in this Agreement to the contrary, Irvine reserves the right to provide access to or install, and to require FirstWorld to utilize, a common BR&DCS, including a main distribution frame ("MDF"), in order to reach tenant demarcation points in the Building. In this event, the MDF shall be connected to the MPOE demarcation point for service providers. The MDF shall also serve as the origination point of the BR&DCS. The tenant demarcation block on each floor of the Building will serve as the terminating point of the BR&DCS on that floor. Notwithstanding the foregoing, nothing herein shall be deemed to obligate Irvine to install a BR&DCS; provided, however, that if Irvine elects to install a BR&DCS, then Irvine shall provide FirstWorld with access thereto without the obligation to pay additional fees or other compensation to Irvine for such access.

                 8. 7. 2. If Irvine elects to provide an MDF or to relocate an MDF (and, if necessary, the MPOE), then so long as FirstWorld can utilize such MDF to provide the same level of service to tenants of the Building that FirstWorld is then able to provide utilizing the Equipment, then FirstWorld shall, at FirstWorld's expense not to exceed $ *** , (i) relocate its existing services and demarcation facilities to the MDF, if such a frame is installed;
(ii) remove its

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
existing cables throughout the Building (other than from the exterior of the Building to the MPOE along such path or paths as may be designated by Irvine, which shall thereafter be deemed the "Raceway" for purposes of this Agreement and which may be used by other service providers as well as FirstWorld); and
(iii) utilize the MDF for providing all new service to Building tenants once Irvine notifies FirstWorld that the MDF is ready for service. Irvine agrees to allow FirstWorld a reasonable amount of time (not to exceed 60 days) for proper planning, engineering and cutover in this regard. Cutover to the MDF will be accomplished at times other than normal business hours. Upon the completion of such cutover, FirstWorld shall have no further rights to use of the Equipment Space or any other parts of the Building except where necessary to the extent contemplated in this Section 8.7.2 so long as Irvine provides an MDF to allow FirstWorld to provide service to tenants of the Building.

                 8. 7. 3. If Irvine elects to provide an MDF or to relocate an MDF (and, if necessary, the MPOE), Irvine's sole responsibility in the event of interruption or other effects caused by malfunction, damage or destruction of the MDF shall be to promptly repair or replace the MDF as necessary to eliminate the cause of malfunction or interruption as soon as reasonably practicable, the cost of which shall be borne by FirstWorld to the extent the problem was caused directly or indirectly by FirstWorld. In limitation of the foregoing, Irvine's obligation to repair or replace the MDF shall apply only to the extent necessary to reach premises in the Building that will again be used by tenants upon the completion of restoration or repair thereof. In no event shall FirstWorld have any right to make any claim against Irvine whatsoever for any damages, whether direct, indirect or consequential, for Irvine's failure to repair or replace the MDF as required by this Section 8.7.3, FirstWorld's remedy being limited to a claim for specific performance of Irvine's obligation to repair or replace as specified above. Notwithstanding the foregoing, if Irvine fails or refuses to repair or replace and otherwise maintain the MDF in such manner as to avoid any malfunction or interruption in FirstWorld's service, then FirstWorld shall have the right, but not the obligation, to make such repairs and replacements as are reasonably necessary and to recover from Irvine all of FirstWorld's costs of repair and replacement.

                 8. 7. 4. The foregoing provisions of this Section 8.7 shall not apply to any Building which Irvine has leased in its entirety to a single tenant. FirstWorld hereby acknowledges that Irvine would have no control over the installation of a BR&DCS or an MDF in any such building and that FirstWorld would need to address use, maintenance and repair of an installed BR&DCS or MDF in any such building with such tenant.

           8. 8.    DAMAGE; CONDEMNATION.  In the event of any physical damage or condemnation of any Building which makes it impossible or commercially infeasible for FirstWorld to carry out the purposes of its installation, maintenance and operation in such Building, Irvine, at its option, may attempt to remedy such problem within sixty (60) days, or any such period deemed reasonable under the circumstances, after written notice thereof. In the event that Irvine either (a) elects not to attempt to cure or remedy such a problem, or (b) fails to provide adequate remedy within such sixty (60) day period, or any such period deemed reasonable under the circumstances, FirstWorld may terminate the License as to such Building upon thirty (30) days' prior written notice to Irvine. FirstWorld shall have no obligation to provide service to Customers of or Users in such Building or to undertake repairs or replacement of its Equipment in such Building during any period in which Irvine is attempting to remedy such problem. Payment of License Fees shall be abated equitably following such damage or condemnation based upon the extent to which such damage or condemnation has interfered with FirstWorld's ability to provide Network services to the Building.

                                          9.


                                 COVENANTS OF IRVINE

           9. 1.    RIGHT-OF-WAY.  In connection with the License, Irvine hereby agrees to permit FirstWorld to enter upon such portions of the real property owned by Irvine within the Spectrum Service Area and any Additional Areas from time to time and not leased to third parties (unless FirstWorld obtains the consent of such third parties to such entry), or into such easement areas as to which easements are held by Irvine which permit Irvine to allow a third party access over the same, as may be designated by Irvine from time to time upon request by FirstWorld for such entry, for the purposes of installing, maintaining, operating, repairing, replacing and augmenting conduit, cable and the Irvine Networks for the purpose of connecting any Building to an Irvine Network. To the extent that Irvine is permitting FirstWorld to utilize easement rights held by Irvine, FirstWorld agrees to be bound by the terms and conditions of said easements, insofar as they pertain to FirstWorld's utilization of the same. FirstWorld agrees not to unreasonably interfere with any use of real property as to which Irvine permits such entry by the owner, lessee or occupant thereof.

           9. 2.    PERIODIC NOTICES.  From time to time during the Term, Irvine may, or upon written request from FirstWorld made no more frequently than once each quarter Irvine shall, give FirstWorld written notice identifying (i) all Buildings then under construction by or for and owned by Irvine in the Spectrum Service Area and any Additional Area then added to the Conduit Lease and (ii) any Buildings owned by Irvine in the Spectrum Service Area and any Additional Area then added to the Conduit Lease as to which substantial completion of construction has occurred, in each case, since the date any Building was last added to or removed from this Agreement pursuant to the terms hereof. The Parties shall endeavor from time to time to execute an Addition Memorandum in the form of Appendix 6 hereto to specify all Buildings which have been added to or removed from this Agreement and the effective date of such addition or removal, provided, however, that no failure by the Parties to execute an Addition Memorandum shall invalidate any addition to or removal of a Building under this Agreement.

           9. 3.    ELECTRIC UTILITIES.  Irvine shall use all reasonable efforts to notify FirstWorld in advance of any planned utility outages which may interfere with FirstWorld's use, provided that Irvine shall incur no liability to FirstWorld for any failure to provide such notice. It is understood that neither Irvine nor FirstWorld has any obligation or responsibility to provide emergency or "back-up" power to FirstWorld, and that it is solely within FirstWorld's determination whether it elects to provide emergency or "back-up" power at its expense in any Building.

                                         10.


                           EQUIPMENT; SURRENDER OF LICENSE

           10. 1.   EQUIPMENT AND REMOVAL.  Except as otherwise set forth in
this Article 10 and except for Irvine's rights to obtain title to the Equipment pursuant to Article 12, the Equipment shall at all times be and remain the property of FirstWorld and installation of the Equipment in any Building shall not cause the same to become the property of Irvine. Upon the termination of this Agreement (or, if sooner, of the License as to a particular Building), and except as otherwise provided in Sections 10.2 and 10.3 below, FirstWorld will elect either to (a) remove all Equipment and FirstWorld's personal property from the Buildings (or from particular Buildings, if the License is terminated only as to such Buildings) and repair all damage caused by such removal at its sole cost and expense which removal shall occur within ninety (90) days after such termination; or (b) leave in place any or all of the Equipment installed in the Buildings by FirstWorld, in which event the same shall become the property of Irvine following termination of this Agreement (or the earlier termination of the License as to any Building). Any property not removed within ninety (90) days after the termination of this Agreement shall be deemed the property of Irvine.

           10. 2.   OPTION TO PURCHASE.  On or before the date which is one (1)
year prior to the expiration of the Term, or as soon as reasonably possible prior to any earlier termination of this Agreement, FirstWorld shall notify Irvine whether FirstWorld intends to remove all of its Equipment from the Buildings at the expiration of the Term or such earlier termination, or whether it intends to leave the Equipment in place at the expiration of the Term. If FirstWorld notifies Irvine that FirstWorld intends to remove all of its Equipment from the Buildings at the expiration of the Term or such earlier termination, then such notice shall also specify FirstWorld's determination of the fair market value of the Equipment, and within thirty (30) days after Irvine's receipt of such notice Irvine may by notice given to FirstWorld elect to purchase the Equipment from FirstWorld at the expiration of the Term or earlier termination of this Agreement for the fair market value of the same. Any failure by Irvine to give notice of such election to purchase within such thirty (30) day period, shall be deemed Irvine's election to not purchase the Equipment from FirstWorld. Any notice from Irvine that it elects to purchase the Equipment from FirstWorld shall specify whether Irvine agrees with FirstWorld's determination of the fair market value of the Equipment. If Irvine does not agree with FirstWorld's determination of the fair market value of the Equipment, Irvine shall specify its own determination of such fair market value and the Parties shall thereafter attempt to reach agreement on such fair market value for a period of thirty (30) days after FirstWorld's receipt of Irvine's notice that it elects to purchase the Equipment. In the event the Parties are unable to agree upon the fair market value of the Equipment within such thirty day period, the fair market value shall be determined by arbitration in accordance with the provisions of Article 20, below, provided, however, that in no event shall the fair market value of the Equipment be more than the value specified by FirstWorld in its initial notice to Irvine or less than the value specified by Irvine in its notice of election to purchase the Equipment.

           10. 3.   RENTAL OF EQUIPMENT.  Notwithstanding the foregoing, if
FirstWorld desires to remove the Equipment from the Buildings at the expiration of the Term or any earlier termination of this Agreement, and Irvine does not elect to purchase the Equipment in accordance with the provisions of Section 10.2, above, then Irvine shall have the right (but not the obligation) upon reasonable notice to FirstWorld to rent the Equipment from FirstWorld for the fair market rental value thereof for a period commencing upon, and not to exceed ninety (90) days after, the expiration of the Term or such earlier termination of this Agreement, in which case, the obligation of FirstWorld to remove the Equipment from the Buildings within ninety (90) days after the expiration of the Term shall be extended for a period of time equal to the period of time for which Irvine rents the Equipment from FirstWorld pursuant to this Section 10.3. If the Parties are not able to agree upon the fair market rental value of the Equipment for such period, the same shall be determined by arbitration in accordance with Article 20, below.

                                         11.


                                      FINANCING

           11. 1.   FINANCING NOT PROHIBITED TRANSFER.  Subject to and in
accordance with the terms and provisions of this Article 11, and notwithstanding anything in this Agreement to the contrary, FirstWorld shall have the right, without Irvine's consent, to encumber the Equipment, this Agreement and FirstWorld's interest in the License (or a portion of the foregoing) as security for any Financing and to file or record any Financing Encumbrance given by FirstWorld as security for any Financing. None of the following shall be deemed to constitute a Transfer of FirstWorld's rights under this Agreement or to otherwise violate any provision of this Agreement prohibiting the assignment, encumbrance, or other transfer of this Agreement or FirstWorld's rights hereunder: (a) FirstWorld's making of a Financing Encumbrance as security for any Financing; (b) any sale of this Agreement and of FirstWorld's interest in the License in any proceedings for the foreclosure of any Financing Encumbrance;
(c) any assignment, transfer or conveyance to Lender in lieu of such foreclosure (or to a Lender's designated purchaser or assignee which is a Permitted Assignee); or (d) any sale of this Agreement and of FirstWorld's interest in the License by Lender following Lender's acquisition of the same in any proceedings for the foreclosure of any Financing Encumbrance, so long as such sale is to a Person (a "Permitted Assignee"): (i) which is not insolvent or the subject of any bankruptcy proceeding for reorganization or liquidation or (ii) with which Irvine does not have material litigation pending. Irvine shall recognize any purchaser of FirstWorld's interests under this Agreement pursuant to a foreclosure sale under a Financing Encumbrance, any transferee of FirstWorld's interests under this Agreement under an assignment in lieu of foreclosure, or, if the Lender should be such purchaser or assignee, a direct transferee of Lender that is a Permitted Assignee.

           11. 2.   COOPERATION WITH LENDER REQUIREMENTS.

                 11. 2. 1. Irvine acknowledges that any Lender may require, among other things, certain protections and agreements from FirstWorld and Irvine, anticipated to include, without limitation, the following:

                           (a)     Security interests in all Equipment,
furniture, fixtures and other tangible and intangible property owned by FirstWorld and incorporated into or used in connection with the Irvine Networks; collateral assignments of all major construction and consulting contracts; collateral assignments of FirstWorld's contracts with Customers and Users and the rights to receive revenue thereunder; and collateral assignments of FirstWorld's bank accounts, accounts receivable and other similar collateral relating to the Irvine Networks.


                           (b)     The creation of sinking funds and
reserves, the maintenance of specified financial ratios, and other similar covenants with respect to the development and operation of the Irvine Networks that would commonly be required in connection with non-recourse financing.

                           (c)     That Irvine agree (i) to recognize such
Lenders and their successors, following a foreclosure on a Financing Encumbrance or an assignment in lieu of foreclosure, as parties having the rights and obligations of FirstWorld under this Agreement, in the event such Lenders and their successors elect to assume FirstWorld's rights and obligations hereunder, and (ii) in the event of such an assumption, that such Lenders and their successors, following a foreclosure on a Financing Encumbrance or an assignment in lieu of foreclosure, will not be obligated to cure any of FirstWorld's non-monetary defaults arising prior to the foreclosure which are not reasonably capable of being cured.

                 11. 2. 2. Irvine agrees to cooperate in good faith with FirstWorld's efforts to obtain Financing. In particular, if required by a Lender, Irvine agrees to enter into one or more commercially reasonable agreements with one or more Lenders containing or permitting the provisions contemplated pursuant to Section 11.2.1, and which may reflect that the Lenders may succeed to the rights of FirstWorld hereunder. FirstWorld shall reimburse Irvine for Irvine's costs, including attorney's fees, incurred in connection with the review and negotiation of any such agreements with Lenders if Irvine is requested to review more than one such agreement in any calendar year. Irvine shall not, however, be required to consent to any provision that would obligate Irvine to repay or be liable for any cost related to any Financing. Irvine's obligations under any such agreement with any Lender shall be considered material obligations of this Agreement enforceable by FirstWorld against Irvine as if fully set forth herein. Irvine agrees that all information regarding the Lenders and their relationship with FirstWorld shall constitute Pre-Authorized Confidential Information. Irvine's failure to enter into any such agreement shall not limit or in any way adversely affect the rights of any Lender pursuant to this Article 11.

                 11. 2. 3. Any Lender, by acceptance of any Financing Encumbrance, agrees that it accepts the same subject to the rights of Irvine pursuant to Article 12, below. Any agreements entered into with any Lenders pursuant to Section 11.2.2., above, if any, shall contain provisions for the benefit of Irvine acknowledging and confirming the rights of Irvine pursuant to the provisions of Article 12, below, and that such Lender's rights in and to the License, shall be subordinate to Irvine's rights to the Equipment as set forth in this Agreement upon the expiration of this Agreement or any earlier termination of the License.

           11. 3.   NOTICE OF FINANCING.  If FirstWorld enters into any
Financing Encumbrance(s), then the Lender(s) thereunder shall be entitled to the Lender protections provided for under this Agreement only from and after such time as FirstWorld or such Lender has given Irvine written notice of the name and address of such Lender, accompanied by a copy of the executed Financing Encumbrance. Irvine shall, upon request, acknowledge receipt of the name and address of any Lender (or proposed Lender). Any Lender shall provide Irvine written notice of any change in its address.

           11. 4.   NOTICE OF DEFAULT AND LENDER'S CURE RIGHTS.   If Irvine
shall give any notice of default or breach under this Agreement, then Irvine shall (provided that Irvine has received notice of a Financing Encumbrance pursuant to Section 11.3 hereof) at the same time and by the same means give a copy of such notice to the Lender, which notice shall describe in reasonable detail the alleged default. Upon receiving any notice of a default, any Lender shall have the same cure period granted to FirstWorld under this Agreement, plus (so long as such Lender is not an Affiliated Lender) the additional time provided for below, within which to take (if such Lender so elects) whichever of the actions set forth below shall apply with respect to the default described in such notice of default (such actions, "Lender's Cure," and a Lender's rights to take such actions, "Lender's Cure Rights"):

                 11. 4. 1. In the case of a monetary default the Lender shall be entitled (but not required) to cure such default within a cure period following notice of such default consisting of the cure period allowed to FirstWorld under this Agreement plus (so long as such Lender is not an Affiliated Lender) an additional period of twenty (20) days.

                 11. 4. 2. In the case of any non-monetary default that a Lender is reasonably capable of curing without obtaining possession of the Equipment or FirstWorld's rights under this Agreement (other than a non-monetary default that is not reasonably susceptible of being cured by a Lender, such as a bankruptcy of FirstWorld), the Lender shall be entitled, but not required, to:
(a) within a period following notice of such default consisting of the cure period allowed to FirstWorld under this Agreement plus (so long as such Lender is not an Affiliated Lender) an additional period of thirty (30) days, advise Irvine of Lender's intention to take all reasonable steps necessary to remedy such non-monetary default; and (b) cure the same within such period or; (c) if the same is not reasonably susceptible of being cured within such period, duly commence the cure of such non-monetary default within such extended period and thereafter diligently prosecute to completion the cure of such non-monetary default and complete such cure within a reasonable time under the circumstances, subject to Unavoidable Delay (other than the inability of Lender to obtain possession of the Equipment or FirstWorld's rights under this Agreement).

                 11. 4. 3. In the case of a non-monetary default that is not reasonably susceptible of being cured by a Lender without obtaining possession of the Equipment or FirstWorld's rights under this Agreement the Lender shall be entitled (but not required) to do the following, so long as, with respect to any defaults other than those referred to in this Section 11.4.3, such Lender has exercised or is exercising the applicable Lender's Cure Rights as defined in this Agreement:

                           (a)     At any time within sixty (60) days after
notice of default, Lender shall be entitled to: (i) institute proceedings to (A) obtain possession of the Equipment or FirstWorld's rights under this Agreement as mortgagee (including possession by a receiver), or (B) acquire the Equipment or FirstWorld's rights under this Agreement by foreclosure proceedings or otherwise or (ii) unless the Lender is an Affiliated Lender, commence negotiations for an assignment in lieu of foreclosure, and (subject to any stay in any proceedings involving the bankruptcy, insolvency, or reorganization of FirstWorld or the like, or any injunction, unless such stay or injunction is lifted), prosecute the same or any combination of the same to completion with commercially reasonable diligence subject to Unavoidable Delay, for a period not to exceed a total of three hundred sixty (360) days.


(b) Upon obtaining possession of the Equipment or FirstWorld's rights under this Agreement (before or after expiration of any otherwise applicable cure period), Lender shall be entitled (but not required) to commence and proceed with reasonable diligence and reasonable continuity to cure such non-monetary defaults as are then reasonably susceptible of being cured by such Lender, subject to Unavoidable Delay.

                 11. 4. 4. In addition to the foregoing Lender's Cure Rights, during any period following Irvine's notice of default, any Lender shall have an additional period of ninety (90) days beyond the time in which FirstWorld would be obligated to act, to take any action to install Equipment or to provide service to any Customer who requests or has requested service as may then be required under this Agreement. No provision of this Section 11.4.4 shall be construed to relieve or delay FirstWorld's obligations hereunder to install Equipment or provide service.

So long as the time period for a Lender to exercise Lender's Cure Rights with respect to a non-monetary default by FirstWorld has not expired (and provided that all monetary defaults are cured within Lender's cure period provided for under this Agreement), Irvine shall not terminate this Agreement or such Lender's right to cure a default or obtain title to the License, provided, however, that Irvine shall be permitted to proceed to seek damages on account of such default from FirstWorld. A Lender shall not be required to continue to exercise Lender's Cure Rights if and when the default that such Lender was attempting to cure shall have been cured. Upon such cure and the cure of any other defaults in accordance with this Agreement, this Agreement shall continue in full force and effect as if no default(s) had occurred. Nothing in the Lender protections provided for in this Agreement shall be construed to either
(i) extend the Term beyond the expiration date provided for in this Agreement that would have applied if no default had occurred or (ii) require any Lender to cure any default by FirstWorld that is not reasonably capable of being cured by the Lender (such as a bankruptcy of FirstWorld) in order to preserve its rights under this Agreement.


                 11. 5.    OBLIGATIONS OF LENDER AND SUCCESSORS.  No Lender,
in the exercise of its rights under this Agreement, shall solely on account of such exercise be deemed to be an assignee or transferee of FirstWorld, or mortgagee in possession of the License, so as to require such Lender to assume or otherwise be obligated to perform any of FirstWorld's obligations under this Agreement except when, and then only for matters accruing while, such Lender has entered into possession of the License in the exercise of its remedies under a Financing Encumbrance (as distinct from its rights under this Agreement to cure any Events of Default or exercise Lender's Cure Rights). Except for pre-existing uncured monetary defaults of FirstWorld, which any Lender (or purchaser at foreclosure sale) shall be obligated to cure upon becoming the owner of FirstWorld's rights hereunder, no Lender (or purchaser at a foreclosure sale held pursuant to a Financing Encumbrance) shall be liable under this Agreement unless and until such time as it becomes, and in the case of the Lender only for matters accruing while it remains, the owner of the License or FirstWorld's rights hereunder after foreclosure or an assignment in lieu thereof. During such time, and for matters accruing while any Lender is the owner of FirstWorld's rights hereunder, Lender shall be fully liable and responsible for all obligations under the terms and provisions of this Agreement. Except as to pre-existing uncured monetary defaults of FirstWorld, which any purchaser shall be obligated to cure, any purchaser from a Lender after the Lender's foreclosure or acceptance of an assignment in lieu of foreclosure shall only be liable under this Agreement from and after the time it becomes the owner of the interests of FirstWorld in and to the License under this Agreement.

           11. 6.   LENDER PROTECTIONS.

                 11. 6. 1. No voluntary cancellation, termination, surrender, acceptance of surrender, or abandonment, of this Agreement, nor any amendment or modification adversely affecting a Lender's rights under this Article 11, shall bind a Lender (other than an Affiliated Lender) if done without notice to and the written consent of such Lender.

                 11. 6. 2. Any Lender shall have the right, but not the obligation, to take possession of the License and to perform any obligation of FirstWorld under this Agreement and to remedy any default by FirstWorld. Irvine shall accept performance by or at the instigation of a Lender in fulfillment of FirstWorld's obligations, for the account of FirstWorld and with the same force and effect as if performed by FirstWorld.

                 11. 6. 3. A Lender shall in no event be required to cure or commence to cure any default (if such default is provided for in this Agreement) consisting of FirstWorld's failure to satisfy or discharge any lien, charge, or encumbrance affecting the License or this Agreement junior in priority to the lien of the Financing Encumbrance held by such Lender.

                 11. 6. 4. Any payment made by a Lender to Irvine to cure any claimed default shall be deemed to have been made without prejudice to FirstWorld's or the Lender's recovery of such payment if Irvine's claim of a default shall be determined by a court of competent jurisdiction to have been erroneous.

                 11. 6. 5. Any Lender may exercise its rights under this Agreement, or perform any action permitted to be taken by a Lender under this Agreement, through an agent.

                 11. 6. 6. If more than one Lender desires to exercise Lender's Cure Rights or if more than one Lender desires to exercise any other right or privilege provided for Lenders under this Agreement, then the Party against whom such rights or privileges are to be exercised shall be required to recognize either: (a) only the Lender that desires to exercise such right or privilege and whose Financing Encumbrance is most senior in lien (as against other Financing Encumbrances of Lenders desiring to exercise such rights) or (b) such other Lender, as has been designated in writing by all Lenders, to exercise such right or privilege. In such case, Irvine shall be provided joint written instructions of all Lenders of the priority of Financing Encumbrances.

           11. 7.   REMEDIES.  No Financing Encumbrance shall encumber or in any other way limit or restrict Irvine's rights and remedies under this Agreement except as expressly provided in this Agreement.

           11. 8.   NEW AGREEMENT.  In the event that this Agreement or any
portion hereof is irrevocably rejected by a trustee or debtor-in-possession in any bankruptcy or insolvency proceeding, Irvine agrees that it will, upon the request of the Lender whose Financing Encumbrance is most senior (as evidenced by the notice required under Section 11.6.6, above) execute and deliver to such senior Lender, a new agreement containing the same covenants, agreements, terms, provisions and limitations set forth in this Agreement and for a term equal to the then remaining Term hereof, so long as such Lender prior to or concurrently with Irvine's execution and delivery of such new agreement:
(a) executes and delivers to Irvine a counterpart or counterparts of such new agreement and agrees to be bound under the covenants, agreements, terms, provisions and limitations thereof; (b) provides Irvine with such assurances as Irvine may reasonably require confirming that this Agreement has been irrevocably rejected and that no trustee in bankruptcy, debtor in possession, other Lender, or FirstWorld or any of its Affiliates will assert the continuing effectiveness and enforceability of this Agreement; (c) cures any then existing monetary defaults under this Agreement through the effective date of such new agreement; (d) agrees to indemnify Irvine or provide Irvine with such other assurances as may be reasonably satisfactory to Irvine that such Lender is the Lender whose Financing Encumbrance is most senior; and (e) reimburses Irvine for its reasonable attorneys' fees in connection with entering into such new agreement.

           11. 9.   CONCURRENT EXERCISE.  Notwithstanding any contrary
provisions of this Article 11, any Lender exercising any of its rights under this Article 11 with regard to any Financing Encumbrance, must concurrently exercise its rights under Article 13 of the Conduit Lease with regard to the same Financing Encumbrance, it being the intent of the Parties that in order to succeed to the rights of FirstWorld under this Agreement, a Lender must also succeed to the rights of FirstWorld under the Conduit Lease and that a Lender may not receive the benefits of this Agreement separately from the benefits and burdens of the Conduit Lease.

                                         12.


                                  IRVINE CURE RIGHTS

           12. 1.   PURPOSE.  Irvine desires to assure, to the extent feasible, that (a) the Equipment installed by FirstWorld in connection with the Irvine Networks remains in place and is not removed by Lender while Irvine exercises its remedies for a default under a Financing Encumbrance or this Agreement in the manner described in Section 12.4, or (b) that Irvine may effectively acquire the Equipment by paying the outstanding obligations under the Financing to the extent provided under Section 12.5, below, and thereafter foreclosing the Financing Encumbrance.

           12. 2.   NOTICE OF DEFAULT.  Concurrently with the giving of any
notice of any default, breach or event of default under any Financing Encumbrance (including, without limitation, any notice of acceleration of foreclosure of the Financing Encumbrance for any reason) to FirstWorld, or to the party obligated thereunder if it is not FirstWorld, the Lender shall at same time and by the same means provide a copy of such notice to Irvine at Irvine's address for notices set forth in this Agreement, which notice shall describe in reasonable detail the alleged default. Irvine shall provide any Lender with written notice of any change in its address. FirstWorld agrees to provide to Irvine a copy of any notice of change of address received by FirstWorld from any Lender, provided, however, that no failure by FirstWorld to provide Irvine a copy of such notice shall adversely affect the rights of a Lender pursuant to
Article 11, above.

           12. 3.   PRIORITY OF CURE RIGHTS.  In any case where FirstWorld is in default, has breached or there is any Event of Default, under both this Agreement and any Financing

Encumbrance, and both Lender and Irvine would therefore have the right to exercise their respective Cure Rights hereunder, then, notwithstanding any contrary provision of this Agreement:

                 12. 3. 1. So long as the Lender is operating or causing FirstWorld or a third party to operate the Irvine Networks and is exercising Lender's Cure Rights pursuant to Section 11.4, above (a) Irvine shall not be entitled to terminate this Agreement or to exercise any of Irvine's Cure Rights and (b) the Lender's Cure Rights shall be absolutely and unconditionally prior and superior to Irvine's Cure Rights and Lender shall be entitled to exercise the Lender's Cure Rights and its rights and remedies under its Financing Encumbrance and other loan documents without any direct or indirect delay, interference, impairment or prohibition by Irvine.

                 12. 3. 2. If (a) the Lender is exercising the Lender's Cure Rights under Section 11.4, above, and is acting diligently to prosecute the same to completion, or (b) the time period for exercising Lender's Cure Rights or commencing to exercise Lender's Cure Rights pursuant to Section 11.4 above, has not yet expired, and (c) in either such case, the Lender is not operating or causing FirstWorld or a third party to operate the Irvine Networks, then Irvine shall not be entitled to terminate this Agreement, but may exercise Irvine's Cure Rights, provided that in the event of any conflict or inconsistency between Irvine's Cure Rights and the Lender's Cure Rights, the Lender's Cure Rights shall be superior to Irvine's Cure Rights, but only to the extent of such conflict or inconsistency. During any such period, the Lender shall be entitled to exercise the Lender's Cure Rights and its rights and remedies under its Financing Encumbrance and other loan documents without any direct or indirect delay, interference, impairment or prohibition by Irvine, except to the extent reasonably necessary to permit Irvine to exercise Irvine's Cure Rights.

                 12. 3. 3. If the Lender fails to commence to exercise the Lender's Cure Rights within the time periods set forth in Section 11.4, above, or after commencing the same fails to diligently prosecute the same (including without limitation, the Lender's failure to diligently prosecute any proceeding to obtain possession of the Leased Premises or to acquire the Leased Premises by foreclosure, if applicable), then Irvine shall have the right upon five (5) business days notice to Lender to exercise Irvine's Cure Rights or to enforce against FirstWorld all of Irvine's rights and remedies for a default under this Agreement, or both, as Irvine may elect in its sole and absolute discretion, and without any direct or indirect delay, interference, impairment or prohibition by Lender.

           12. 4.   IRVINE'S CURE RIGHTS.  Subject to and in accordance with the terms and provisions of this Article 12, upon receiving any notice of a default under a Financing Encumbrance, Irvine shall have the right, but not the obligation, to cure FirstWorld's default within the same cure period granted to FirstWorld under such Financing Encumbrance, plus the additional time provided for below, and the Lender thereunder shall accept such cure (such actions, "Irvine's Cure," and Irvine's rights to take such actions, "Irvine's Cure Rights"):

                 12. 4. 1. In the case of a monetary default, Irvine shall be entitled (but not obligated) to cure such default within a cure period following notice of such default consisting of the cure period allowed to FirstWorld (or any other obligor under such Financing Encumbrance if FirstWorld is not the obligor thereunder) plus an additional period of twenty (20) days; provided, however, that if the Lender is in a position to conduct a foreclosure sale in connection with such default prior to the expiration of said twenty (20) day period, then Irvine's additional cure period (i.e., in addition to the cure period allowed FirstWorld) shall be shortened from twenty (20) days to the greater of ten (10) days or the number of days within said twenty (20) day period prior to the date on which the Lender is in a position to conduct a foreclosure sale.

                 12. 4. 2. In the case of any non-monetary default that Irvine is reasonably capable of curing, Irvine shall be entitled (but not obligated) to cure such default within a period following notice of such default consisting of
(a) the cure period allowed to FirstWorld (or any other obligor under such Financing Encumbrance if FirstWorld is not the obligor thereunder) under such Financing Encumbrance plus an additional thirty (30) days, or (b) if the default is not reasonably susceptible of being cured within said thirty (30) day period, to duly commence the cure of such non-monetary default within said thirty (30) day period and thereafter diligently prosecute to completion the cure of such non-monetary default and complete such cure within a reasonable time under the circumstances, not to exceed a total of ninety (90) days after the date a notice of such default was delivered to Irvine. Notwithstanding the foregoing, if the Lender is in a position to conduct a foreclosure sale in connection with such non-monetary default prior to the expiration of said thirty (30) or ninety (90) day period, as applicable, then Irvine's additional cure period (i.e., in addition to the cure period allowed FirstWorld) shall be shortened from thirty
(30) days or ninety (90) days, as applicable, to the greater of ten (10) days or the number of days within said thirty (30) or ninety (90) day period prior to the date on which the Lender is in a position to conduct a foreclosure sale.

                 12. 4. 3. In the event that Irvine makes any payment to Lender or otherwise expends any funds to cure any claimed default by FirstWorld under a Financing, then FirstWorld shall be obligated upon Irvine's demand to reimburse Irvine for all sums so expended by Irvine (including any premium over par paid in connection with a partial release of the Irvine Network from the lien of the Financing Encumbrance which affects any Networks in addition to Irvine Networks, as provided in Section 12.5.1, but excluding amounts expended in connection with Irvine's purchase of the Financing at par pursuant to Section 12.5), together with interest at an interest rate of *** percent ( *** %) per annum, but in no event to exceed the maximum rate permitted by law, from the date Irvine made any payment or otherwise expended funds through the date of reimbursement.

                Any payment made by Irvine to a Lender to cure any claimed default shall be deemed to have been made without prejudice to FirstWorld's or Irvine's recovery of such payment if such Lender's claim of a default shall be determined by a court of competent jurisdiction to have been erroneous.

           12. 5.   PURCHASE OF FINANCING ENCUMBRANCE; SUBROGATION.  In addition to Irvine's Cure Rights as described in Section 12.4, upon receiving a notice of default under a Financing Encumbrance, Irvine shall have the right to pay the Financing Encumbrance (or the portion thereof determined as provided in Section
12.5.1 where the Financing which is secured by

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
the Financing Encumbrance is secured by assets of the obligor in addition to the Irvine Networks) in full (including, without limitation, unless Lender is an Affiliated Lender, any premium over par payable for a partial release as provided in Section 12.5.1, late charges, default interest, default costs, prepayment penalties, and other fees and charges imposed by the Lender), and in connection therewith to be subrogated to and receive an assignment by Lender to Irvine of the rights of the Lender against FirstWorld, including the rights of the Lender under its Financing Encumbrance. Thereafter, Irvine shall be free to enforce its remedies as holder of the Financing, including foreclosure of the Financing Encumbrance.

                 12. 5. 1. Any Financing Encumbrance which is given by FirstWorld after the date of this Agreement to secure Financing which encumbers any Networks in addition to Irvine Networks shall contain provisions permitting the release of the Irvine Network from the lien of the Financing Encumbrance upon payment of not more than *** % of those portions of the Financing allocable to the Irvine Networks.

                 12. 5. 2. Irvine shall have the right (but not the obligation) to negotiate with any Lender for an intercreditor agreement which would contain provisions allowing Irvine to obtain, or to cause a third party who will provide telecommunication service on the Irvine Networks and to whom Irvine may assign its cure rights as contemplated by this Article 12 to obtain, financing for Irvine's or said third party's acquisition of the Financing Encumbrance (or the portion thereof determined as provided in Section 12.5.1) pursuant to Section 12.5, so long as Irvine or such assignee of Irvine is approved by Lender based upon Lender's completion of its normal underwriting procedures. In such event:
(a) FirstWorld does not represent, warrant or guarantee that such Lender will negotiate with Irvine or accept any of Irvine's proposals; (b) successful completion of such negotiations shall not be a condition precedent, condition concurrent or condition subsequent to any rights of FirstWorld or obligations of Irvine under this Agreement, nor shall Irvine's failure to reach agreement with such Lender constitute a default, or entitle Irvine to any remedy, hereunder;
(c) Irvine shall negotiate in good faith and shall not interfere with or in any manner delay the closing by FirstWorld or any affiliate of FirstWorld of any Financing; and (d) if Irvine is unsuccessful in negotiating any intercreditor agreement, then Irvine shall have only the rights set forth in this Agreement, and no other rights.

          12. 6.    RIGHT TO BID AT FORECLOSURE SALE.  In the event of
foreclosure of a Financing Encumbrance, Irvine shall be entitled to bid at such sale on the same terms as, and without any priority or preference over, any other third person bidder.

                                         13.


                                  DEFAULTS; REMEDIES

           13. 1.   EVENTS OF DEFAULT.  The occurrence of any one or more of the following shall be deemed to be an event of default ("Event of Default") by a Party in the performance of its duties and obligations arising under this Agreement.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

                 13. 1. 1. A Party breaches or defaults in the performance of any of such Party's duties or obligations arising under this Agreement involving the payment of money, and after receiving written notice thereof from the other Party, fails within ten (10) days from receipt of such notice to have fully cured and corrected such breach or default.

                 13. 1. 2. A Party breaches or defaults in the performance of any of such Party's material duties or obligations arising under this Agreement that do not involve the payment of money, and after receiving written notice thereof from the other Party, fails within thirty (30) days from receipt of such notice (or such longer time as may reasonably be required to cure the default so long as the defaulting Party commences to cure such failure within such thirty
(30) day period and diligently prosecutes such cure to completion) to have fully cured and corrected such breach or default;

                 13. 1. 3. A Party makes an assignment of its rights hereunder for the benefit of its creditors.

                 13. 1. 4. The filing by or against a Party of a petition to have a Party adjudged a Chapter 7 debtor under the Bankruptcy Code or to have debts discharged or a petition for reorganization or arrangement under any law relating to bankruptcy (unless, in the case of a petition filed against a Party, the same is dismissed within thirty (30) days).

                 13. 1. 5. A Person (other than the other Party) obtains an order or decree in any court of competent jurisdiction enjoining or prohibiting a Party from substantially performing its obligations under this Agreement, and such decree is not vacated within sixty (60) days after the granting thereof.

                 13. 1. 6. All or substantially all of the assets of a Party are assumed by a trustee or other Person pursuant to a judicial proceeding, unless possession or control of its assets is returned to such Party within sixty (60) days.

                 13. 1. 7. Any representation, warranty, certification or statement made in this Agreement by a Party shall prove to have been incorrect in any material respect when made.

                Any Event of Default by a Party of its obligations under the Conduit Lease.

           13. 2.   WAIVER.  No waiver of any Event of Default shall be valid or effective unless in writing and signed by the waiving Party. Any waiver of any one Event of Default shall not constitute, or be construed as creating, a waiver of any other Event of Default.

           13. 3.   REMEDIES.  Upon the occurrence of an Event of Default, then, subject to the rights of Lenders under Articles 11 and 12, the non-defaulting Party shall have all remedies available at law or in equity, except as specifically provided herein. Such remedies shall include, without limitation:

                 13. 3. 1. The non-defaulting Party may terminate this Agreement. Upon such termination the terminating Party shall be entitled to recover from the breaching or defaulting Party, all damages proximately caused by such breach or default, except as otherwise limited pursuant to the terms of this Agreement.

                 13. 3. 2. The non-defaulting Party shall not be under any obligation to observe or perform any covenant of this Agreement on its part to be observed or performed which accrues after the date of any default by the other Party unless and until the default is cured by the defaulting Party, other than those provisions which are for the benefit of any Lender.

                 13. 3. 3. No delay or omission of either Party to exercise any right or remedy shall be construed as a waiver of the right or remedy or of any default. The acceptance by Irvine of License Fees or any other sums payable hereunder shall not be a (i) waiver of any preceding breach or default by FirstWorld of any provision of this Agreement, other than the failure of FirstWorld to pay the particular License Fee or other sums accepted, regardless of Irvine's knowledge of the preceding breach or default at the time of acceptance of the same, or (ii) a waiver of Irvine's right to exercise any remedy available to Irvine by virtue of the breach or default. The acceptance of any payment from a debtor in possession, a trustee, a receiver or any other Person acting on behalf of a Party or its estate shall not waive or cure a default under this Agreement. No payment by FirstWorld or receipt by Irvine of a lesser amount than the sums required by this Agreement shall be deemed to be other than a partial payment on account of the earliest due License Fees or other sums, nor shall any endorsement or statement on any check or letter be deemed an accord and satisfaction and Irvine shall accept the check or payment without prejudice to Irvine's right to recover the balance of the License Fees or other sums or pursue any other remedy available to it. No act or thing done or not done by FirstWorld or Irvine or their agents during the Term shall be deemed a surrender or an acceptance of surrender of the License, and no agreement to accept a surrender shall be valid unless in writing and signed by Irvine and consented to by each Lender.

           13. 4.   LATE PAYMENTS.  Any License Fees or other sums due under
this Agreement that are not paid to Irvine within five (5) days of the date when due shall bear interest at the rate of *** % per annum, but in no event to exceed the maximum rate permitted by law, from the date due until fully paid. The payment of interest shall not cure any default by FirstWorld under this Agreement. In addition, FirstWorld acknowledges that the late payment by FirstWorld to Irvine of License Fees or other sums will cause Irvine to incur costs not contemplated by this Agreement, the exact amount of which will be extremely difficult and impracticable to ascertain. Those costs may include, but are not limited to, administrative, processing and accounting charges, and late charges which may be imposed on Irvine by the terms of other agreements to which Irvine is a party. Accordingly, if any License Fees or other sums due from FirstWorld shall not be received by Irvine or Irvine's designee within five
(5) days after the date due, then FirstWorld shall pay to Irvine, in addition to the interest provided above, a late charge in the amount of *** Dollars ($ *** ) for each delinquent payment. Acceptance of a late charge by Irvine shall not constitute a waiver of FirstWorld's default with respect to the overdue amount, nor shall it prevent Irvine from exercising any of its other rights and remedies.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

           13. 5.   RIGHT TO PERFORM.  All covenants and agreements to be
performed by either Party under this Agreement shall be performed at such Party's sole cost and expense and without any abatement of payments due hereunder or right of set-off. If either Party fails to pay any sum of money, other than License Fees, or fails to perform any other act on its part to be performed under this Agreement, and the failure continues beyond any applicable grace period set forth in this Agreement, then in addition to any other available remedies, the other Party may, at its election make the payment or perform the other act on the part of the Party which failed to pay or perform. Either Party's election to make a payment or perform an act on the other Party's part shall not give rise to any responsibility of the paying or performing Party to continue making the same or similar payments or performing the same or similar acts. Any Party which fails to pay any sum of money or perform any act required of it hereunder shall, promptly upon demand by the other Party, reimburse the other Party for all sums paid by the other Party, if any, and all necessary incidental costs, together with interest at the rate of *** % per annum, but in no event to exceed the maximum rate permitted by law, from the date of the payment by the other Party. Each Party shall thereafter have the same rights and remedies for a failure to pay those amounts as it would have in the event of a monetary default by the other Party.

           13. 6.   WAIVER OF JURY TRIAL. IRVINE AND FIRSTWORLD EACH
ACKNOWLEDGES THAT IT IS AWARE OF AND HAS HAD THE ADVICE OF COUNSEL OF ITS CHOICE WITH RESPECT TO ITS RIGHTS TO TRIAL BY JURY, AND EACH PARTY DOES HEREBY EXPRESSLY AND KNOWINGLY WAIVE AND RELEASE ALL SUCH RIGHTS TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER PARTY HERETO AGAINST THE OTHER (AND/OR AGAINST ITS OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, OR SUBSIDIARY OR AFFILIATED ENTITIES) ON ANY MATTERS WHATSOEVER ARISING OUT OF OR IN ANY WAY CONNECTED WITH THIS AGREEMENT, AND/OR ANY CLAIM OF INJURY OR DAMAGE.

           13. 7.   LIMITATION.  The obligations of Irvine hereunder do not
constitute the personal obligations of the individual partners, members, trustees, directors, officers or shareholders of Irvine. Except for the obligations of FWC pursuant to the Guaranty to be executed and delivered by FWC in favor of Irvine concurrently with the execution and delivery of this Agreement, the obligations of FirstWorld hereunder do not constitute the personal obligations of the individual partners, members, trustees, directors, officers or shareholders of FirstWorld.

           13. 8.   DAMAGES LIMITATION.  Neither Party shall be entitled to
recover from the other Party any award of punitive damages, or any award for profits lost by such Party on account of the other Party's failure to perform its obligations under this Agreement (other than the right of Irvine to recover unpaid Rent due or Rent which would have become due under the Conduit Lease after a breach thereof by FirstWorld). Without limiting the generality of the foregoing, the foregoing waiver of the right to recover lost profits shall apply
(a) to any claims by FirstWorld that it lost Customers or potential Customers due to a breach by Irvine and (b) to any claims by Irvine that it lost tenants or potential tenants for its properties due to a breach by FirstWorld. The foregoing limitation shall not, however, be construed as a waiver of any rights of Irvine to recover sums expended pursuant to Section 11.3.4, above.

                                         14.


                                   SALE OF NETWORKS

           14. 1.   FIRSTWORLD'S RIGHT TO ASSIGN.  FirstWorld shall not either voluntarily or by operation of law, assign, encumber (except in accordance with Article 11) or otherwise transfer its rights under this Agreement, or sublicense or otherwise permit the use of the License by anyone other than FirstWorld (any of the foregoing being a "Transfer") without the prior written consent of Irvine, which consent shall not be unreasonably withheld or conditioned. For purposes of this Agreement, any sale of a controlling percentage of the shares of FirstWorld (except by or to a Lender which is not an Affiliated Lender in connection with the enforcement by Lender of its remedies), shall be deemed to constitute a Transfer of this Agreement. Any purported Transfer without Irvine's consent shall be void and of no force or effect. Except to the extent permitted under Section 14.6, below and Article 11, above, in no event shall FirstWorld have the right to Transfer this Agreement or any of its rights hereunder separately from the Irvine Networks and the Conduit Lease, and any attempted transfer of this Agreement or any of FirstWorld's rights hereunder separate from the Irvine Networks and the Conduit Lease shall be void and of no force or effect.

           14. 2.   SUBMITTAL FOR CONSENT.  If FirstWorld desires to Transfer
this Agreement, then unless Irvine's consent is not required hereunder for such Transfer, FirstWorld shall notify Irvine at least thirty (30) days in advance of the proposed Transfer and shall submit to Irvine concurrently with such notice:
(a) the name and address of the proposed transferee, (b) financial statements for the proposed transferee, (c) a description of the proposed transferee's business experience in the telecommunications industry, (d) a copy of the proposed instrument effecting the Transfer and (e) such other information as Irvine may reasonably request in connection with its review of the proposed Transfer. Within thirty (30) days after Irvine's receipt of such information, Irvine may consent to the proposed Transfer or disapprove of the proposed Transfer. If Irvine disapproves of the proposed Transfer, Irvine's notice of disapproval shall specify its reasons for disapproving of the same. Any failure by Irvine to consent to or disapprove such Transfer within such thirty (30) day period shall be deemed to constitute Irvine's consent to such Transfer. FirstWorld acknowledges that this Agreement is being entered into by Irvine to provide telecommunications service to the Spectrum, and any Additional Areas, and that it shall be reasonable for Irvine to withhold its consent to a proposed Transfer if Irvine reasonably determines that the proposed transferee will be unable to provide such service at such level and quality as is then reasonably expected by occupants of Spectrum and any Additional Areas.

           14. 3.   EFFECT OF TRANSFER.  No Transfer, even with the consent of
Irvine, shall relieve FirstWorld of its obligations under this Agreement.
Except as provided in Article 11, each transferee of FirstWorld, shall be deemed to assume all obligations of FirstWorld under this Agreement and shall be liable jointly and severally with FirstWorld for the payment of all License Fees and other sums payable hereunder, and for the due performance of all of FirstWorld's obligations under this Agreement, except that in the case of a sublicense such assumption shall be limited to the obligations relating to the sublicensed Buildings. Except as provided in Article 11, no Transfer shall be binding on Irvine unless a document memorializing the Transfer is delivered to Irvine and both the assignee/sublicensee and FirstWorld deliver to Irvine an executed consent to transfer instrument in a form reasonably required by Irvine and consistent with the requirements of this Article. The acceptance by Irvine of any payment due under this Agreement from any other Person shall not be deemed to be a waiver by Irvine of any provision of this Agreement or to be a consent to any Transfer. Consent by Irvine to one or more Transfers shall not operate as a waiver or estoppel to the future enforcement by Irvine of its rights under this Agreement.

           14. 4.   RIGHT OF FIRST REFUSAL.  In the event that FirstWorld
desires to sell the Irvine Networks, or a direct controlling interest in FirstWorld, Irvine shall have a continuing right of first refusal as to any such transactions. FirstWorld agrees to provide Irvine with written notice of the terms and provisions of any such proposed transaction. Irvine shall have fifteen (15) days after its receipt of notice of such terms and provisions to exercise its right of first refusal. If Irvine does not exercise the same within such fifteen (15) day period, Irvine shall be deemed to have waived such right as to the transaction for which notice was given, and FirstWorld shall thereafter have the right for a period of one hundred eighty (180) days thereafter to complete the proposed transaction at a price not less than ninety-five (95) percent of that set forth in the notice given to Irvine and with no material changes to other terms of the transaction which would reasonably be considered to be monetary or financial terms of the transaction. This right of first refusal shall not be construed to apply to any Financing or to the pledge of FirstWorld's shares as security for a Financing, or to any transfer by or to a Lender. Any information provided in connection with a transaction to which this right of first refusal would apply shall be Pre-Authorized Confidential Information, including, without limitation, any notice of the terms and provisions of any proposed transaction. In the event that FirstWorld intends to undertake a public offering of its shares, FirstWorld shall have the right to notify Irvine prior to commencing efforts towards such public offering and the parties shall for a period of thirty (30) days following such notice attempt in good faith to negotiate a private transaction involving the sale to Irvine of the shares of FirstWorld to be offered to the public. If FirstWorld and Irvine are unable to negotiate such a transaction within such thirty (30) day period, the Parties shall negotiate in good faith to establish a procedure to apply the right of first refusal of Irvine set forth in this
Section 14.4 to the structure of the proposed public offering and shall use their best efforts to conclude such negotiations within fifteen (15) days after the end of such thirty (30) day period.

           14. 5.   PERMITTED TRANSFERS.  Notwithstanding any contrary provision of Article 14, FirstWorld shall have the right, without obtaining the prior consent of Irvine: (a) to assign this Agreement to an Affiliate, so long as such assignment occurs concurrently with the assignment to such Affiliate of the Conduit Lease and all of the Irvine Networks ; (b) to assign this Agreement in connection with a reorganization or merger, so long as concurrently with such assignment the Conduit Lease and all of the Irvine Networks are assigned to the same entity as this Agreement; and (c) to encumber its rights under this Agreement in accordance with Article 11, above.

           14. 6.   MULTIPLE NETWORKS.  FirstWorld shall have the right to
provide service to the Spectrum Service Area through a single Network or through multiple Networks, and may provide service to any Additional Area added to this Agreement from the Spectrum Network or from an Additional Network. If FirstWorld elects to provide service to any portion of the Spectrum Service Area or any such Additional Area through more than one Network, FirstWorld may need to assign or partially assign this Agreement to a separate Affiliate formed by FirstWorld or by FWC for such purpose. In such event, the Parties shall work together in good faith to determine a mutually satisfactory method for partially assigning FirstWorld's rights under this

Agreement to such Affiliate while protecting both Parties rights and obligations hereunder. In connection with such provision of service by any Additional Network, FirstWorld may sublicense one or more Buildings to an Affiliate formed by FirstWorld or FWC for such purpose, provided, however, that Irvine shall be provided a copy of any proposed sublicense prior to the execution thereof and shall have the right to require both FirstWorld and the proposed sublicensee/Affiliate to enter into such further agreements with regard to such sublicense as Irvine may determine are reasonably necessary to protect its rights under this Agreement. FirstWorld shall reimburse Irvine for Irvine's costs, including attorneys' fees, incurred in connection with any assignment or sublicense pursuant to this Section 14.6.

                                         15.


                                TRANSFER OF BUILDINGS

           15. 1.   TRANSFER OF SINGLE BUILDING.  Upon any sale, conveyance or other transfer of title to any Building by Irvine, Irvine may either remove such Building from this Agreement effective upon the date of such sale, conveyance or other transfer, or may require FirstWorld to enter into a separate telecommunications license agreement for such Building (an "Individual License Agreement"). Such Individual License Agreement would provide for a License Fee based upon the Additional License Fee Base, and shall otherwise be on a form to be agreed to between the Parties as soon as reasonably possible after the date of this Agreement, but no such separate Individual License Agreement shall contain any provisions of this Article 15, Section 6.2, above, or any other provisions of this Agreement which would be inapplicable to a single building Individual License Agreement. Such separate agreement would be entered into upon fifteen (15) days notice from Irvine to FirstWorld and would be effective as of the date of any such sale, conveyance or other transfer. Any such separate agreement may be entered into by Irvine and assigned to the purchaser or other transferee, or at Irvine's request may be entered into directly between FirstWorld and such purchaser or other transferee. In the event that a separate Individual License Agreement is entered into by Irvine or by the purchaser or other transferee upon a sale, conveyance or other transfer of any Building by Irvine, then the Adjusted Gross Combined Revenues from such Building shall continue to be included in the calculation of Bonus Percentage Rent under the Conduit Lease for so long as FirstWorld is providing services to the tenants and/or owner of such Building.

           15. 2.   TRANSFER OF PORTFOLIO.  In the event Irvine sells, conveys or otherwise transfers title to multiple Buildings representing a substantial portion of the Buildings to an Affiliate, a newly formed entity or a third party, Irvine shall have the right to partially assign this Agreement to such Person as to the Buildings so transferred and the Parties shall work together to determine a mutually satisfactory method for partially assigning Irvine's rights under this Agreement to such Person while protecting both Parties rights and obligations hereunder.

                                         16.


                              INSURANCE; INDEMNIFICATION

           16. 1.   FIRSTWORLD INDEMNITY. FirstWorld shall indemnify, defend,
protect and hold harmless Irvine its principals, officers, directors, agents, employees and servants from and against any and all losses, costs, expenses, claims, liabilities and damages (including reasonable attorneys' fees) arising directly or indirectly from (a) the operation of the Networks, by FirstWorld or its employees, agents, or contractors, (b) FirstWorld's breach of its obligations or representations under this Agreement, (c) FirstWorld's exercise of any rights of entry periodically provided to FirstWorld as contemplated by Section 9.1, above, or (d) the construction, operation, maintenance and repair of Cable and Equipment or use of the Equipment Space, in each of the above cases except to the extent ultimately proved to be caused by the sole active negligence or willful misconduct of Irvine, its employees, agents or contractors, or Irvine's breach of its obligations, representations or warranties under this Agreement. In cases of alleged negligence, or any alleged breach of an obligation, representation or warranty by Irvine under this Agreement, asserted by third parties against Irvine which arise out of, are occasioned by, or are in any way attributable to any of the matters specified in clauses (a) through (d), above, FirstWorld shall accept any tender of defense for Irvine and shall, notwithstanding any allegation of negligence or willful misconduct on the part of Irvine, defend Irvine and pay all costs, expenses and attorneys' fees incurred in connection with such litigation, provided that FirstWorld shall not be liable for any such injury or damage, and Irvine shall reimburse FirstWorld for the reasonable attorneys' fees and costs incurred by FirstWorld, all to the extent and in the proportion that such injury or damage is ultimately determined by a court of competent jurisdiction (or in connection with any negotiated settlement agreed to by Irvine) to be attributable to the sole active negligence or willful misconduct of Irvine, or Irvine's breach of any its obligations, representations or warranties under this Agreement. The provisions of this Section shall survive termination of this Agreement.

           16. 2.   EXEMPTION OF IRVINE FROM LIABILITY.  FirstWorld hereby
agrees that Irvine, including Irvine's officers, trustees, partners, affiliates, directors, agents, management contractors and representatives (collectively referred to as "Irvine's Affiliates"), shall not be liable for, and FirstWorld hereby irrevocably waives any claim against such parties for, injury to FirstWorld's business or loss of income therefrom or for damage to Cable and/or Equipment or other property of FirstWorld, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, sprinklers, wires, appliances, plumbing, heating, ventilation, air conditioning or lighting fixtures, or from any other cause; provided, however, that the foregoing shall not limit Irvine's liability for a default by Irvine of an express representation, warranty, covenant or obligation set forth in this Agreement or the Conduit Lease or from the sole active negligence of Irvine or its employees, agents or contractors. Irvine and Irvine's Affiliates shall not be liable for any damage arising from any act or neglect of any other tenant of any Building.

           16. 3.   IRVINE INDEMNITY. Irvine shall indemnify, protect and hold harmless FirstWorld, its principals, officers, directors, agents, employees and servants from and against any and all losses, costs, expenses, claims, liabilities and damages (including reasonable attorneys' fees) arising directly or indirectly from the sole active negligence or willful misconduct of Irvine, its employees, agents or contractors, or Irvine's breach of its obligations, representations or warranties under this Agreement. The provisions of this Section shall survive termination of this Agreement.

           16. 4.   FIRSTWORLD INSURANCE.  FirstWorld shall procure and maintain in force, or cause to be procured and maintained in force, throughout the Term of this Agreement, the following insurance coverage:

                 16. 4. 1. A Commercial General Liability policy with a combined single limit of at least *** Dollars ($ *** ) per occurrence and *** Dollars ($ *** ) in the aggregate. Such Comprehensive General Liability policy shall include a Broad Form Endorsement including: Broad Form Property Damage; Contractual Liability; Products and Completed Operations; and Explosion, Collapse and Underground.

                 16. 4. 2. A Business Auto Policy providing a liability limit of at least *** Dollars ($ *** ) for each accident and covering owned and non-owned and hired automobiles.

                 16. 4. 3. A Workers' Compensation and Employer's Liability policy providing California statutory Workers' Compensation benefits, including Employer's Liability with at least the following limits:

          Bodily Injury by Accident:         $ *** each accident

          Bodily Injury by Disease:          $ *** policy limit

          Bodily Injury by Disease:          $ *** each employee

In addition, each Workers' Compensation and Employer's Liability policy shall contain an insurer's waiver of subrogation in favor of Irvine.

                 16. 4. 4. A Builder's Risk policy or a Course of Construction policy providing a liability limit of at least *** Dollars ($ *** ) covering any Equipment, Conduit or Networks during the course of construction (including, without limitation, installation of Cable into the Conduit) against loss or damage caused by All Risk Builders Risk perils.

                 16. 4. 5. Fire and All Risk insurance in an amount not less than *** Dollars ($ *** ) per occurrence.

                 16. 4. 6. A Transmission and Distribution All Risk policy in an amount not less than *** Dollars ($ *** ) with Replacement Cost Blanket Endorsement and, for the Irvine Networks, an Agreed Amount Endorsement.

                 16. 4. 7. An All Risk Property Damage policy covering FirstWorld's or its Affiliate's switching facility in Anaheim, as well as an additional switching facilities in an

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED
amount not less than the full replacement cost of the switching facilities and with an earthquake sublimit of not less than *** ( *** ) percent of the replacement cost coverage amount.

                 16. 4. 8. Any combination of Primary, Umbrella and Excess Liability policies which together provide total limits of at least *** Dollars ($ *** ) per occurrence and *** Dollars ($ *** ) in the aggregate.

                 16. 4. 9. As to any alterations, modifications, reconstruction, improvements, or additions to the Conduit which involve a cost in excess of $ *** (which amount shall be increased from time to time by the same percentage increase as the percentage increase in the CPI from and after the date of this Agreement) and which involve construction of a building entrance link on real property owned by Irvine, completion and performance bonds and guaranties assuring the lien free completion of all improvements being installed or constructed when improvements are under construction, if required by Irvine, provided, however, that if at any time during the Term FirstWorld allows a lien to be recorded on account of work performed by or on behalf of FirstWorld which is not released within thirty (30) days after recordation of the same, then Irvine may thereafter require bonds and guaranties for all work to be performed by FirstWorld in connection with this Agreement.

           16. 5.   FORM OF POLICIES.  The insurance policies required to be
procured pursuant to paragraph 9.2 shall be written only with California admitted insurance companies having a policyholder rating of *** and a financial rating of *** or better in the Best's Key Rating Guide and shall contain the following provisions:

                 16. 5.    Each policy shall contain a provision that the
coverages afforded thereby will not be canceled, reduced or materially changed without at least thirty (30) days' prior written notice to Irvine.

                 16. 5. 2. The Commercial General Liability and Umbrella/Excess Liability policies shall name Irvine as an additional insured with the following clauses added:

                           (a)     The insurance afforded to the additional
insureds is primary insurance. If any of the additional insureds has other insurance which is applicable to the loss, such other insurance shall be excess and non-contributory with this insurance as respects claims or liability arising out of or resulting from the acts or omissions of the named insured, or of others on behalf of the named insured.


                           (b)  This insurance shall apply separately to each
insured except with respect to the limits of liability.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

           16. 6.   INCREASE IN LIABILITY LIMITS.  Irvine may from time to time require that the limits of liability for any insurance policy to be maintained under this Article 16 be increased, provided that no such increase shall cause the limits of liability to exceed the greater of: (a) the limits of liability required by FirstWorld's Lenders; or (b) the limits of liability set forth in this Article 16 increased by the same percentage increase as the percentage increase in the CPI from and after the date of this Agreement.

           16. 7.   RELEASE AND WAIVER OF SUBROGATION.  Notwithstanding anything to the contrary in this Agreement, the Parties release each other, and their respective agents, employees and contractors, from any liability for damage to the property of the waiving Party that arises out of or incident to any peril covered by property insurance carried by the Parties or out of a peril of the type to be covered by the property insurance required to be carried under the terms of this Agreement, whether due to the negligence of Irvine or FirstWorld or their respective agents, employees or contractors or any other cause. Each Party shall cause each property insurance policy obtained by it to authorize the foregoing waiver.

                                         17.


                            REPRESENTATIONS AND WARRANTIES

           17. 1.   REPRESENTATIONS AND WARRANTIES OF FIRSTWORLD.

                 17. 1. 1. As of the date of this Agreement, FirstWorld is a corporation duly organized and validly existing in good standing under the laws of the State of California and has all necessary corporate power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement.

                 17. 1. 2. The execution, delivery and performance by FirstWorld of this Agreement has been duly authorized by all necessary action on the part of FirstWorld, do not require any approval, except as has been heretofore obtained, of the shareholders of FirstWorld or any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of FirstWorld, except for such as have been duly obtained, and do not contravene any Applicable Law, the articles or bylaws of FirstWorld or any agreement, judgment, injunction, order, decree or other instrument binding upon FirstWorld.

                 17. 1. 3. There are no actions, suits, proceedings or investigations pending or, to the knowledge of FirstWorld, threatened against it at law or in equity before any court or tribunal or which individually or in the aggregate could result in any materially adverse effect on its business, properties or assets or its condition, financial or otherwise, or in any impairment of its ability to perform its obligations under this Agreement. FirstWorld has no knowledge of a violation or default with respect to any order, writ, injunction or any decree of any court or tribunal or any Governmental Authority which may result in any such materially adverse effect or such impairment.

                 17. 1. 4. There are no pending agreements or active negotiations for the sale of all or substantially all of the assets of, or stock representing a direct controlling interest in FirstWorld or FWC, or any of their respective subsidiary or affiliated entities.

           17. 2.   REPRESENTATIONS AND WARRANTIES OF IRVINE.  Irvine is a
corporation duly organized and validly existing in good standing under the laws of the State of Delaware and has all necessary power and authority to carry on its business as presently conducted, to own or hold under lease its properties and to enter into and perform its obligations under this Agreement.

                 17. 2. 1. The execution, delivery and performance by Irvine of this Agreement have been duly authorized by all necessary action on the part of Irvine, do not require any consent of or approval from any trustee, lessor or holder of any indebtedness or other obligation of Irvine, except for such as have been duly obtained, and do not contravene or constitute a default under any Applicable Law, the Articles of Incorporation or By-Laws of Irvine or of any agreement, judgment, injunction, order, decree or other instrument binding upon Irvine.

                 17. 2. 2. There are no actions, suits, proceedings or investigations pending or, to the knowledge of Irvine, threatened against it at law or in equity before any court or tribunal which individually or in the aggregate could result in any materially adverse effect on its business, properties or assets or its condition, financial or otherwise, or in any impairment of its ability to perform its obligations under this Agreement. Irvine has no knowledge of a violation or default with respect to any order, writ, injunction or any decree of any court or tribunal or any Governmental Authority which may result in any such materially adverse effect or such impairment.

                 17. 2. 3. Irvine currently owns good and marketable title to the Existing Buildings, and will own good and marketable title to any Additional Buildings at the time the same are added to this Agreement.

                 17. 2. 4. There is no existing or, to Irvine's knowledge, pending or threatened litigation, suit, action or proceeding, including condemnation proceedings, before any court or administrative agency against Irvine or any Building that would, if adversely determined, prohibit FirstWorld from installing the Equipment in the Equipment Space.

                                         18.


                        PROTECTION OF CONFIDENTIAL INFORMATION

           18. 1.   DESIGNATION OF CONFIDENTIAL INFORMATION.  Any Confidential
Information submitted to either Party by or on behalf of the other Party or its Affiliates shall be labeled as "Proprietary" or "Confidential" by use of a prominent legend, label or sticker, except that Pre-Authorized Confidential Information need not be so labelled.

           18. 2.   OBLIGATIONS OF CONFIDENTIALITY. Each Party shall treat and hold the Confidential Information in confidence and shall undertake the following obligations with respect thereto:

                 18. 2. 1. Each shall keep confidential all Confidential Information disclosed to it, in accordance herewith, and to protect the confidentiality thereof, in the same manner in which it protects the confidentiality of similar information and data of its own (at all times exercising at least a reasonable degree of care in the protection of Confidential Information); provided, however, that neither shall have any obligation with respect to the use or disclosure to others of any Confidential Information that can be established to have: (a) been known publicly; (b) been known generally in the industry before communication; (c) become known publicly, without fault on the part of either Party; (d) been known otherwise before communication; (e) been received without any obligation of confidentiality from a source (other than a Party or its Affiliates) lawfully having possession of such information; (f) been required to be disclosed by law or court order; (g) been reasonably necessary to disclose in connection with the enforcement of a Party's rights under this Agreement; (h) been reasonably necessary to disclose in connection with a Financing, a Transfer, a borrowing by FWC or FirstWorld, the sale of shares of FirstWorld or FWC, or any similar transaction, whether of FirstWorld, FWC or any Affiliate of either entity; or (i) been reasonably necessary to disclose in connection with any financing, sale of shares, transfer of a substantial portion of the assets of, or any similar transaction of Irvine or any of its Affiliates.

                 18. 2. 2. All Confidential Information which may be furnished to a Party shall continue to be the property of the Party furnishing the same, or the Affiliate submitting such Confidential Information on such Party's behalf.

                 18. 2. 3. No rights or licenses, express or implied, are hereby granted to any Confidential Information, including without limitation, any patents, trademarks, service marks, trade names, copyrights or trade secrets, as a result of or related to this Agreement.

                                         19.


                                 MARKS AND PUBLICITY

           19. 1.   EXCLUSIVE OWNERSHIP OF MARKS.  Irvine acknowledges and
recognizes the exclusive rights of FWC, FirstWorld and their Affiliates to the "FirstWorld" name and all other service marks, trademarks, names, copyrights, logos, registrations and patents used exclusively (individually or collectively) by FWC, FirstWorld, or their Affiliates in connection with the "FirstWorld" name and or the conduct of their business, and not constituting generic or descriptive terms, marks or logos used within the telecommunications industry (collectively, the "FirstWorld Marks"). FirstWorld acknowledges and recognizes the exclusive rights of Irvine, Irvine Community Development Company and their Affiliates to the "Irvine Company" and "Spectrum" names, other project names that may be designated by them for any Additional Area and all other service marks, trademarks, names, copyrights, logos, registrations and patents used exclusively by Irvine in connection with its real estate development and investment activities and not constituting generic or descriptive terms, marks or logos used within the real estate industry (collectively, the "Irvine Marks"). Each hereby disclaims any right, title or interest in or to any of the others Marks by operation of this Agreement. Each shall have the sole right and (to the extent they determine appropriate) responsibility to institute and prosecute all disputes with third parties concerning use of their respective Marks.

           19. 2.   REFERENCES TO MARKS.  Each Party agrees not to use or
directly or indirectly refer to any of the other Party's Marks in any way or for any purpose without the other Party's prior written consent, which it may withhold for any reason or no reason. Irvine shall not use the words "SpectraNet" or "FirstWorld" or any other FirstWorld Mark, or any combination or variation of any of them, in the name of any partnership, corporation or other entity. FirstWorld shall not use the words "Irvine" or "Spectrum" or any other Irvine Mark, or any combination or variation of any of them, in the name of any partnership, corporation or other entity.

           19. 3.   EFFECT OF TERMINATION.  Each Party hereby acknowledges and agrees that in the event of any termination or cancellation of this Agreement:
(a) neither Party or their respective Affiliates shall be under any obligation, express or implied, to issue to the other a license (or commitment to issue a license) permitting use of the other's names or Marks; and (b) neither Party or their Affiliates shall be permitted to use of the other's Marks in connection with the operation of any Network.

           19. 4.   PUBLICITY.  Irvine shall notify FirstWorld orally or in
writing, of any press release, announcement, advertisement or other public communication related to any Network. FirstWorld shall notify Irvine, orally or in writing, of any press release, announcement, advertisement or other public communication related to FirstWorld's Networks providing service to Irvine, the Spectrum or any Additional Area.

                                         20.


                                     ARBITRATION

          Any dispute between Irvine and FirstWorld under this Agreement shall be resolved by binding arbitration by JAMS/ENDISPUTE, or its successor, in Orange, California ("JAMS") as provided in this paragraph; provided that either Party shall retain the right to pursue any equitable remedy available to it by filing a separate action in a court of competent jurisdiction. Within ten (10) business days following submission of any such claim or dispute to JAMS, JAMS shall designate three (3) arbitrators and each Party may, within five (5) business days thereafter, veto one of the three persons so designated. If two different designated arbitrators have been vetoed, the third arbitrator shall hear and decide the matter. If the Parties both veto the same arbitrator, the two remaining arbitrators shall choose a third arbitrator. Any arbitration pursuant to this paragraph shall be decided within sixty (60) days of submission to JAMS. The decision of the arbitrator shall be final and binding on all Parties. The arbitrator shall have the right to order such discovery as the arbitrator deems reasonable in connection with such arbitration. All costs associated with arbitration (including, without limitation, reasonable attorneys' fees) shall be awarded to the prevailing Party as determined by the arbitrator. Notice of the demand for arbitration may be filed by either Party to this Agreement. The award rendered by the arbitrators shall be final, and judgment may be entered upon it in accordance with applicable law in any court having jurisdiction thereof.

                                         21.


                                      NO BROKER

          Irvine and FirstWorld each represents and warrants that it did not engage any broker or finder in connection with this Agreement and that no Person is entitled to any commission or finder's fee on account of any agreements or arrangements made by such Party with any broker or finder. Each Party shall indemnify the other Party against any breach of the foregoing representation by the indemnitor.

                                         22.


                                       WAIVERS

          Failure of either Party to complain of any act or omission on the part of the other Party shall not be deemed a waiver by the noncomplaining Party of any of its rights under this Agreement. No waiver by either Party at any time, express or implied, of any breach of any provisions of this Agreement shall be a waiver of a breach of any other provision of this Agreement or a consent to any subsequent breach of the same or any other provision. No acceptance by Irvine of any partial payment shall constitute an accord or satisfaction but shall only be deemed a part payment on account.

                                         23.


                                      UCC FILING

          Upon the request of FirstWorld, Irvine agrees to execute and to allow FirstWorld to file with the Secretary of State at its expense a UCC statement in form reasonably satisfactory to Irvine affirming that any Equipment installed by FirstWorld in any Building is owned by FirstWorld and shall not be deemed to have become a part of the Building in which it is installed, subject to the rights of Irvine in and to any Equipment pursuant to the terms and provisions of this Agreement. Upon the request of FirstWorld from time to time, Irvine shall execute and deliver and allow FirstWorld to file with the Secretary of State at its expense additional UCC statements as additional Buildings are added to this Agreement.

                                         24.


                                ESTOPPEL CERTIFICATES

At any time and from time to time, upon not less than twenty (20) days' prior written request (an "Estoppel Certificate Request") by either Party to this Agreement or any Lender to FirstWorld (the "Requesting Party"), the other Party to this Agreement (the "Certifying Party") shall execute, acknowledge and deliver an Estoppel Certificate in reasonable form to the Requesting Party (or directly to a third party whose name and address are provided by the Requesting Party). Any Estoppel Certificate may be relied upon by any third party (but not by the Requesting Party) to whom an Estoppel Certificate is required to be directed. If the Certifying Party fails to execute and deliver within such twenty (20) day period to the Requesting Party (or its attorneys or the third party(ies) designated by such Requesting Party) an Estoppel Certificate, setting forth with reasonable specificity any alleged exceptions to the statements requested to be contained in such Estoppel Certificate, then the Certifying Party shall be deemed for all purposes, whether or not this Agreement has been terminated or is otherwise in full force and effect, to have executed and delivered to the third party and the Requesting Party an Estoppel Certificate, dated as of the effective date of the Estoppel Certificate Request, certifying that this Agreement is in full force and effect, that there are no amendments or modifications hereof and that the Requesting Party is not in default under this Agreement.

                                         25.


                               MISCELLANEOUS PROVISIONS

           25. 1.   NOTICES.  Any notice, request, demand, consent, approval or other communication required or permitted hereunder or by law shall be given in writing, addressed as follows:

             If to Irvine:         The Irvine Company
                                   550 Newport Center Drive
                                   Newport Beach, CA  92660
                                   Attn:  Vice President, Industrial Operations

             With a Copy to:       The Irvine Company
                                   550 Newport Center Drive
                                   Newport Beach, CA  92660
                                   Attn:  General Counsel - Office

             If to FirstWorld:     FirstWorld Orange Coast
                                   9333 Genessee Avenue, Suite 200
                                   San Diego, California 92121
                                   Attn:  G. Bradford Saunders

             With a Copy to:       FirstWorld Communications
                                   9333 Genessee Avenue, Suite 200
                                   San Diego, California 92121
                                   Attn:  General Counsel

Any Party may from time to time, by written notice to the other, designate a different address which shall be substituted for the address specified above or designate additional Parties to receive copies of notices. Any notice shall be delivered either personally, by certified mail (return receipt requested), by Federal Express or similar overnight courier or by facsimile transmission. If personally delivered, notices shall be deemed received at the time of delivery. If sent by certified mail, return receipt requested, notices shall be deemed fully delivered and received upon delivery or refusal of delivery. If delivered by Federal Express or similar overnight courier, notices shall be deemed fully delivered and received upon receipt or two (2) Business Days after deposited with such courier prior to its deadline for next Business Day delivery. If sent by facsimile transmission, notices shall be deemed fully delivered and received upon receipt provided that the transmission is by a facsimile machine which confirms completed transmission, and a copy of the notice is simultaneously sent by another method permitted under this Agreement. Except as otherwise expressly provided herein, notices shall be deemed fully delivered and received at the time of actual receipt.

           25. 2.   FURTHER ASSURANCES.  Each Party shall fully support and
cooperate with the other Party in giving effect to the purpose and intent of this Agreement, including, without limitation, in a Party's efforts to obtain from any Governmental Authority or any other Person any permit, entitlement, approval, authorization or other right necessary or convenient in connection with such Party's activities or operations, provided that the cooperation required under this Section 25.2 shall be at no expense to the Party requested to provide its cooperation. Without limiting the generality of the foregoing, each Party agrees to execute and deliver such further documents and perform such further acts as may be reasonably necessary to achieve the intent of the Parties as set forth in this Agreement.

           25. 3.   PERFORMANCE UNDER PROTEST.  If at any time a dispute shall arise as to the amount of any payment to be made by a Party to the other under this Agreement, then the Party against whom the obligation to pay is asserted shall pay the entire amount billed, but shall have the right to make payment
"under protest."   The Party making the payment shall continue to have the right to seek recovery of such sum. To the extent that it shall be determined that the Party making the payment "under protest" was not required to make such payment, such Party shall be entitled to recover such sum or so much of such sum as such Party was not legally required to pay pursuant to this Agreement.

           25. 4.   NO THIRD PARTY BENEFICIARIES.  Except as to the permitted
successors and assigns of each Party, nothing in this Agreement shall be deemed to confer upon any Person (other than Irvine, FirstWorld or Lenders) any right to insist upon, or to enforce against Irvine or FirstWorld, the performance or observance by either Party of its obligations under this Agreement.

           25. 5.   INTERPRETATION.   No inference in favor of or against any
Party shall be drawn from the fact that such Party has drafted any portion of this Agreement. The Parties have both participated substantially in the negotiation, drafting and revision of this Agreement with representation by counsel and such other advisors as they have deemed appropriate. The words "include" and "including" shall be construed to be followed by the words "without limitation".

           25. 6. DELIVERY OF DRAFTS. Neither Irvine nor FirstWorld shall be bound by this Agreement unless and until each Party shall have executed at least one counterpart of this Agreement and delivered such executed counterpart to the other Party. The submission of draft(s) of this Agreement or comment(s) on such drafts shall not bind either Party in any way and such draft(s) and comment(s) shall not be considered in interpreting this Agreement.

           25. 7.   HEADINGS.  Article and section headings have been inserted in this Agreement as a matter of convenience and for reference only. Such section headings are not a part of this Agreement and shall not be used in the interpretation of any provision of this Agreement.

           25. 8.   CUMULATIVE REMEDIES.  Subject to the express limitations set forth in this Agreement, the remedies to which either Party may resort under this Agreement are cumulative and are not intended to be exclusive of any other remedies to which such Party may lawfully be entitled in the event of any breach or threatened breach by the other Party of any provision of this Agreement.

           25. 9.   ENTIRE AGREEMENT.  This Agreement, including all exhibits
and appendices hereto, together with the Conduit Lease, constitutes the entire agreement between the Parties hereto pertaining to the subject matter thereof, and the final, complete and exclusive expression of the terms and conditions thereof. All prior agreements, representations, negotiations and understandings of the Parties hereto, oral or written, express or implied, are hereby superseded and merged herein.

           25. 10. AMENDMENTS. No addition to or modification of any provision contained in this Agreement shall be effective unless fully set forth in a writing signed by Irvine and FirstWorld.

           25. 11. PARTIAL INVALIDITY. If any term or provision of this Agreement or the application of such term or provision to any Party or circumstance shall to any extent be invalid or unenforceable, then the remainder of this Agreement, or the application of such term or provision to Persons or circumstances other than those as to which it is invalid or unenforceable, shall not be affected by such invalidity or unenforceability, and each remaining term and provision of this Agreement shall be valid and enforceable to the fullest extent permitted by Applicable Law.

           25. 12. SUCCESSORS. This Agreement shall bind and benefit Irvine and FirstWorld and their successors and assigns, but the foregoing shall not limit or supersede any transfer restrictions contained in this Agreement.

           25. 13. GOVERNING LAW. This Agreement and its interpretation and performance shall be governed, construed and regulated by the Applicable Law of the State of California without regard to principles of conflict of Applicable Law.

           25. 14. COUNTERPARTS. This Agreement may be executed in one or more duplicate counterparts and when signed by all of the Parties listed below shall constitute a single binding agreement.

           25. 15. TIME PERIODS. Whenever this Agreement requires either Party to perform any action within a specified period, or requires that a particular event occur within a specified period, if the last day of such period is not a Business Day, then the period shall be deemed extended through the close of business on the first Business Day following such period as initially specified. This paragraph shall in no event delay or defer the effective date of any License Fee adjustment or the commencement of any period with respect to which interest on a payment shall accrue or the date for payment of any License Fee.

           25. 16. WAIVERS. The consent by one Party to any act by another Party shall not be deemed to imply consent, or waiver of the necessity of obtaining such consent, for the same or any similar acts in the future. No waiver or consent shall be implied from silence or from any failure of a Party to act, except as otherwise specified in this Agreement.

           25. 17. NEGATION OF PARTNERSHIP. The covenants, obligations and liabilities of the Parties are intended to be several and not joint or collective, and nothing herein contained shall ever be construed to create an association, joint venture, trust or partnership, or to impose a trust or partnership covenant, obligation or liability on or with regard to the Parties. Each Party shall be individually responsible for its own covenants, obligations and liabilities as herein provided. No Party shall be under the control of or shall be deemed to control the other Party. No Party shall be the agent of or have a right or power to bind the other Party without its express written consent, except as expressly provided in this Agreement.

           25. 18. ATTORNEYS' FEES. Each Party shall bear its own attorney's fees incurred in relation to the negotiation and execution of this Agreement. In the event of any action instituted between the Parties in connection with this Agreement, the prevailing Party shall be entitled to recover from the losing Party the prevailing Party's costs and expenses, including reasonable attorneys' fees. The prevailing Party for the purpose of this paragraph shall be determined by the trier of the facts.

           25. 19. RELATIONSHIPS. Irvine and FirstWorld acknowledge and agree that the relationship between them is solely that of independent contractors, and nothing herein shall be construed to constitute the Parties as employer/employee, partners, joint venturers, co-owners, or otherwise as participants in a joint or common undertaking. Neither Party, nor its employees, agents or representatives shall have any right, power or authority to act or create any obligation, express or implied, on behalf of the other.

           25. 20. NONDEDICATION OF FACILITIES. The Parties do not intend to dedicate and nothing in this Agreement shall be construed as constituting a dedication by FirstWorld of its properties or facilities, or any part thereof, to Irvine or to any governmental entity or agency or to the customers of Irvine or any third-party vendor of services delivered by the Networks, except as may otherwise be expressly provided in this Agreement or the Conduit Lease with regard to surrender of the Cable at the expiration of the term of the Conduit Lease.

           25. 21. FORCE MAJEURE. No Party shall be considered to be in default in the performance of any of its obligations under this Agreement (other than obligations of said Party to pay any monetary sums due hereunder) when a failure of such performance shall be due to an Unavoidable Delay. Nothing contained herein shall be construed so as to require any Party to settle any strike or labor dispute in which it may be involved. Any Party rendered unable to fulfill any of its obligations under this Agreement by reason of an Unavoidable Delay shall give prompt written notice of such fact to the other Party and shall exercise reasonable diligence to remove such inability with all reasonable dispatch. If an Unavoidable Delay shall have occurred, the Parties shall consult with one another as soon as practicable concerning the effect of such delay upon their performance hereunder. In the event that any Party's activity hereunder is delayed, curtailed or prevented by any Unavoidable Delay, the time for carrying out the activity thereby affected shall be extended for a period equal to the total number of days during which such causes or their effects were operative, and for such additional time, if any, as shall be necessary to make good the time lost as a result of any Unavoidable Delay.

          IN WITNESS WHEREOF, the Parties have executed this Agreement as of the day and year first above written.

                              FIRSTWORLD ORANGE COAST,
                              a California corporation

                              By:  /s/  Robert E. Randall
                                 -------------------------------------
                              Name: Robert E. Randall
                              Title: Executive Vice President & Chief
                                  Operating Officer

                              By:  /s/  G. Bradford Saunders
                                 -------------------------------------
                              Name: G. Bradford Saunders
                              Title: Senior Vice President


                              THE IRVINE COMPANY,
                              a Delaware corporation


                              By:  /s/  Richard G. Sim
                                 -------------------------------------
                                   Richard G. Sim,
                                   Executive Vice President


                              By:  /s/  Clarence W. Barker
                                 -------------------------------------
                                   Clarence W. Barker, President
                                   of Irvine Industrial Company, a
                                   division of The Irvine Company

                                     Appendix 1

                             GLOSSARY OF DEFINED TERMS

                                      Appendix 1


                              GLOSSARY OF DEFINED TERMS
                                 (LICENSE AGREEMENT)

          "Addition Memorandum" means a memorandum in the form of APPENDIX 5 adding space within Additional Available Spectrum Conduit or Available Other Conduit to the Leased Premises under the Conduit Lease, or Additional Buildings to the License Agreement.

          "Additional Areas" means other areas which Irvine may develop within the cities of Irvine, Newport Beach and Tustin and within certain unincorporated areas of the County of Orange.

          "Additional Area Buildings" means any additional commercial, industrial and retail buildings which Irvine owns and develops within those Additional Areas as to which Available Other Conduit is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Additional Available Spectrum Conduit" means additional multi-tube telecommunications conduit located within the Additional Spectrum of substantially similar capacity and configuration to the Existing Available Spectrum Conduit, or such other configuration as may be required under the Conduit Lease.

          "Additional Buildings" means all of the Additional Spectrum Buildings, the Additional Area Buildings and the Additional Other Buildings, to the extent added to this Agreement pursuant to the terms and provisions hereof.

          "Additional License Fee Base" shall have the meaning set forth in
Section 6.1 of the License Agreement.

          "Additional Networks" means any Networks established by FirstWorld to service any Additional Areas.

          "Additional Other Buildings" means any additional commercial, industrial and retail buildings which Irvine owns and which are now existing or are hereafter constructed, and which are located in the State of California but not in the Spectrum or any Additional Areas as to which space within Available Other Conduit is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Additional Spectrum" means additional areas which Irvine intends to develop within or as part of the Irvine Spectrum as more particularly shown on the map attached to the License Agreement as APPENDIX 3 or located adjacent to the Existing Spectrum.

          "Additional Spectrum Buildings" means any additional commercial, industrial and retail buildings which Irvine develops and owns within the Additional Spectrum.

          "Adjusted Gross Combined Revenue" means Adjusted Gross Revenue plus, for the relevant period, the remainder, if any, of the Other Building Gross Revenues for the relevant period less the sum of the following for the same period, to the extent derived from Customers occupying the applicable Additional Other Buildings or Users providing services through FirstWorld or one or more of its Affiliates to the applicable Additional Other Buildings: (i) Service Provider Payments; and (ii) FirstWorld Consulting Revenues.

          "Adjusted Gross Revenue" means, for the relevant period, the remainder, if any, of the Gross Revenues for the relevant period less the sum of the following for the same period (a) Third Party Building Access Payments paid with regard to buildings in the Spectrum and any Additional Areas as to which space in Available Other Conduit has been added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease; and (b) to the extent derived from Customers occupying buildings within the Spectrum and any such Additional Areas or from Users providing services through the Irvine Networks to such buildings: (i) Service Provider Payments; and (ii) FirstWorld Consulting Revenues.

          "Affiliate" means, with respect to Irvine, FirstWorld or any other Person, any other Person that directly or indirectly through one or more intermediaries controls, is controlled by or is under common control with the Person specified, or who holds or beneficially owns fifty percent (50%) or more of the equity interest in the Person specified or fifty percent (50%) or more of any class of voting securities of the Person specified.

          "Affiliated Lender" means any Lender which is also an Affiliate of FirstWorld.

          "Agreement" means this License Agreement.

          "Applicable Law" means any applicable law, statute, ordinance, regulation, rule, notice requirement, court decision, agency guideline, principle of law and order of any Governmental Authority, including, without limitation, those related to energy, the environment, motor vehicle safety, public utility, zoning, building and health codes, occupational safety and health and laws respecting employment practices, employee documentation, terms and conditions of employment, and wages and hours.

          "Available Conduit" means the Available Spectrum Conduit together with the Available Other Conduit.

          "Available Other Conduit" means telecommunications conduit which Irvine installs in Additional Areas and as to which space within the same is added to the Leased Premises in accordance with the terms and provisions of the Conduit Lease.

          "Available Spectrum Conduit" means the Existing Available Spectrum Conduit together with the Additional Available Spectrum Conduit to the extent constructed from time to time.

          "Basic Percentage Rent" shall have the meaning set forth in Section
4.2 of the Conduit Lease.

          "Bonus Percentage Rent" shall have the meaning set forth in Section
4.3 of the Conduit Lease.

          "Buildings" means the Existing Spectrum Buildings together with any Additional Buildings to the extent added to the License Agreement pursuant to the terms thereof.

          "Business Day" means any day which is not a Saturday, a Sunday or a day on which national banks are obligated by law, regulation or executive order to be closed.

          "Cable" means all fiber optic cable installed in the Available Conduit by or on behalf of FirstWorld or any of its Affiliates whether installed within Conduit or extending into a building to be connected to Equipment located therein.

          "Certifying Party" shall have the meaning set forth in Article 24 of this Agreement.

          "City" means the City of Irvine, provided, however, that with regard to any Additional Areas, the City shall mean the city within which the applicable Additional Area is located, or if such Additional Area is in an unincorporated area of a county, the county within which the same is located.

          "Commencement Date" is defined in Article 3 of this Agreement.

          "Condemnation" means any action in eminent domain, brought with regard to the Leased Premises or any portion thereof, or with regard to any Building or any portion thereof, by any Governmental Authority, or any conveyance to a Governmental Authority in lieu of, or in settlement of, a pending or threatened action in eminent domain.

          "Conduit" means *** tubes being a portion of the Available Conduit together with the pull boxes serving such tubes within which FirstWorld utilizes space, and together with all additional conduit which may be installed by FirstWorld within the Spectrum and within any Additional Areas (including building entrance conduit systems), and any alterations, repairs, modifications and improvements of any of the same, provided, however, that for those portions of the Available Conduit which include more than *** tube, the Conduit shall consist of: (a) where the Available Conduit includes *** tubes, *** tube and *** tube and (b) wherever the Available Conduit includes *** tubes, *** tubes.

          "Conduit Lease" means that certain Agreement For Lease of Telecommunications Conduit made and entered into by and between Irvine and FirstWorld and dated as of March 5, 1998.

          "Confidential Information" means all information and documents which either party furnishes to the other on or after the date of this Agreement, which such party designates as proprietary or confidential or which is Pre-Authorized Confidential Information not required to be so designated.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "CPI" means the Consumer Price Index, All Urban Consumers, Subgroup "All Items" for the Los Angeles-Anaheim-Riverside Region (Base Period 1993-95 =
100), which is currently being published monthly by the United States Department of Labor, Bureau of Labor Statistics. If, however, the CPI is changed, revised or discontinued for any reason, there shall be substituted in lieu thereof, and the term "CPI" shall thereafter refer to, the most nearly comparable official price index of the United States Government so as to obtain substantially the same result as would have been obtained had the original CPI not been changed, revised or discontinued, which alternative index shall be selected by Irvine and shall be subject to FirstWorld's written approval.

          "Customers" means any Person who subscribes with FirstWorld for Network services as an end user (as opposed to Users who contract for access to a Network in order to provide telecommunications services to their own customers).

          "Equipment" means switches, connectors, amplifiers, and other equipment located in a building and not within the Conduit and required to connect Cable to a building and/or provide telecommunications services to the occupants thereof.

          "Equipment Space" means a reasonable amount of equipment room space in each Building, not to exceed 100 square feet, that is sufficient to enable FirstWorld to install the Cable and Equipment needed by FirstWorld to deliver the services described by this Agreement, which Equipment Space shall be in a reasonable configuration taking into account the size and shape of the equipment room in which the same will be located and the number of service providers requiring space within such equipment room. Once Equipment is installed in any Building, Equipment Space shall exclude equipment room space not utilized by FirstWorld.

          "Estoppel Certificate Request" shall have the meaning set forth in
Article 24 of this Agreement.

          "Event of Default" shall have the meaning set forth in Section 13.1 of this Agreement.

          "Existing Available Spectrum Conduit" means a multi-tube telecommunications conduit which Irvine has constructed within the Existing Spectrum at the approximate locations shown on APPENDIX 4 attached to the Conduit Lease.

          "Existing Spectrum" means certain developed areas in the area commonly referred to as the Irvine Spectrum and more particularly shown on the map attached hereto as APPENDIX 2.

          "Existing Spectrum Buildings" means the commercial, industrial and retail buildings which are owned by Irvine within the Existing Spectrum and which are listed on APPENDIX 3 attached to the License Agreement.

          "Fair Market License Fee" shall have the meaning set forth in Section
6.1.4. of the License Agreement.

          "Financing" means any mortgage financing, project financing, refinancing or borrowing, or any sale and leaseback transaction in which FirstWorld has the right to repurchase the Leased Premises, secured by a Financing Encumbrance, the proceeds of which are utilized in whole or in part to finance the cost of the design, construction, replacement, improvement, maintenance or operation of one or more Irvine Networks.

          "Financing Encumbrance" means any mortgage, deed of trust, assignment, security agreement, pledge, financing statement, conveyance and lease (in the case of a sale and leaseback transaction) or any other instrument(s) or agreement(s) intended to grant security for any financing, that encumbers all of the Leased Premises and FirstWorld's rights under the License Agreement and the Conduit Lease (or any portion of the Leased Premises together with but not separate from FirstWorld's rights under the License Agreement and the Conduit Lease to the extent affecting Buildings and areas, respectively, served by the portion of the Leased Premises encumbered by the applicable Financing Encumbrance) (as well as such other assets or rights as may be encumbered by such instruments) as the same may be renewed, modified, consolidated, amended, extended or assigned from time to time.

          "FirstWorld" means FirstWorld Orange Coast, a California corporation.

          "FirstWorld Consulting Revenues" means payment for service related to advice or other provision of consulting services which does not involve payment for the transmission of information over a Network.

          "FirstWorld Marks" shall have the meaning set forth in Section 19.1 of the License Agreement.

          "Fiscal Year" means the fiscal year of FirstWorld, ending on September 30, as the same may be changed from time to time.

          "FWC" means FirstWorld Communications, Inc., a California corporation.

          "Governmental Authority" means any national, state or local government (whether domestic or foreign), any political subdivision thereof or any other governmental, quasi-governmental, judicial, public or statutory instrumentality, authority, body, agency, bureau or entity.

          "Gross Revenues" means, for any period, all revenues received by FirstWorld or any of its Affiliates, assignees or sublessees with respect to the operation of the Irvine Networks during such period that are attributable to the following derived from Customers occupying buildings within the Spectrum and any Additional Areas, or from Users providing services through the Irvine Networks to any Person in the Spectrum or any Additional Areas: (a) fees for access rights and other services sold by FirstWorld to such Customers, (b) *** , (c) *** , (d) the lease or re-sale of lines or circuit paths within the Irvine Networks to Users to access customers of said Users, and (e) the lease to Customers of Customer premises equipment which is not generally available and which is required by FirstWorld as a condition of service.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "Hazardous Materials" means all materials, substances and wastes, variously designated as hazardous or toxic substances, materials or wastes pursuant to all federal, state, and local laws, statutes, ordinances, rules and regulations relating to the environment, including without limitation, the federal Comprehensive Environmental Response Compensation and Liability Act, the Resource Conservation and Recovery Act, the Superfund Amendment and Reathorization Act and the California Health and Safety Code, and shall also include, PCB's, asbestos, radon and fractions of petroleum, whether or not so designated therein.

          "Imposition" means the sum of all of the following to the extent imposed on the Leased Premises, the Conduit, the Cable, the Irvine Networks, any Equipment installed in connection therewith, or the services to be provided by FirstWorld to Customers and Users; (i) all real estate taxes and assessments or personal property taxes and assessments, as such property taxes may be assessed or reassessed from time to time ; (ii) any and all other taxes, charges and assessments which are levied with respect to this Agreement or to any of the foregoing, other than general net income and franchise taxes of Irvine; (iv) all charges, fees, taxes, surcharges or assessments of any kind or nature which are in the future levied by any Governmental Authority, in lieu of, in addition to or as a replacement for any other Imposition; and (iv) costs and expenses incurred in contesting the amount or validity of any Imposition by appropriate proceedings.

          "Initial Installation Date" shall have the meaning set forth in
Section 2.10.1 of the Conduit Lease.

          "Irvine" means The Irvine Company, a Delaware corporation.

          "Irvine Marks" shall have the meaning set forth in Section 19.1 of the License Agreement.

          "Irvine Networks" means the Spectrum Network and any Additional Networks.

          "Irvine's Cure" shall have the meaning set forth in Section 12.4 of this Agreement.

          "Irvine's Cure Rights" shall have the meaning set forth in Section
12.4 of this Agreement.

          "Leased Premises" means the space within the tubes of the Conduit together with the non-exclusive right to use undivided space within the pull boxes serving such tubes.

          "Lender" means any Person(s), including bondholder(s), and any Affiliate of FirstWorld providing Financing for the ownership, design, construction, improvement, maintenance, replacement or operation of one or more Networks or any matter related thereto, including, without limitation, any trustee or collateral agent appointed by any such Lender to represent its interests.

          "Lender's Cure" shall have the meaning set forth in Section 11.4 of this Agreement.

          "Lender's Cure Rights" shall have the meaning set forth in Section
11.4 of this Agreement.

          "License Agreement" means that certain Telecommunications System License Agreement dated as of March 5, 1998, by and between Irvine and FirstWorld.

          "License Fee" shall have the meaning set forth in Section 6.1 of the License Agreement.

          "Market Adjustment Date" shall have the meaning set forth in Section
6.1.4 of the License Agreement.

          "Marks" means the FirstWorld Marks and the Irvine Marks.

          "Memorandum of Lease" means a recordable memorandum of the Conduit Lease in the form of APPENDIX 7 attached to the Conduit Lease to be executed between the parties.

          "Networks" means one or more neutral broadband fiber optic telecommunications pathways which are available to all competing telecommunication service providers for a fee on a non-discriminatory basis and are inter-operable with an incumbent local telephone carrier, but excluding any transport links between pathways and the applicable switching facility.

          "Off Net" means that FirstWorld is providing service to the end user over a third party's transport system.

          "On Net" means that FirstWorld's Cable is connected to the applicable building, and FirstWorld is providing service to the end user over such Cable.

          "Other Building Gross Revenue" means, for any period, all revenues received by FirstWorld or any of its Affiliates, assignees, or sublessees with respect to services provided during such period that are attributable to the following derived from Customers occupying Additional Other Buildings or Users providing services to Persons occupying Additional Other Buildings: (a) fees for access rights and other services sold by FirstWorld to such Customers, (b) *** ,
(c) *** , (d) the lease or re-sale of lines or circuit paths to Users to access customers of said Users in such Additional Other Buildings, and (e) the lease to Customers of Customer premises equipment which is not generally available and which is required by FirstWorld as a condition of service.

          "Party" means Irvine or FirstWorld as a party to this Agreement.

          "Payment Date" means each May 15, August 15, November 15 and February 15, or the next succeeding Business Day if such date is not a Business Day.

          "Permitted Assignee" shall have the meaning set forth in Section 11.1 of this Agreement.

--------------------

          *** CONFIDENTIAL TREATMENT REQUESTED

          "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, unincorporated organization, Governmental Authority or any agency or political subdivision thereof or any other entity.

          "Phasing Plan" means the plans showing the phasing for installation of the Irvine Networks or portions thereof. The initial Phasing Plan for the Network to be installed in the Existing Spectrum is attached to this Agreement as APPENDIX 6. Additional Phasing Plans will be prepared for any Additional Spectrum areas and for any Additional Areas, in accordance with the terms and provisions of the Conduit Lease.

          "Plans" shall have the meaning set forth in Section 8.1 of this Agreement.

          "Pre-Authorized Confidential Information" means Confidential Information which pursuant to this Agreement is identified as Pre-Authorized Confidential Information, and which shall be Confidential Information but need not be so designated.

          "Rent" means the sum of the Basic Percentage Rent and the Bonus Percentage Rent.

          "Requesting Party" shall have the meaning set forth in Article 24 of this Agreement.

          "Service Provider Payments" means all sums collected by FirstWorld or any of its Affiliates, assignees or sublessees, on behalf of any Users or other service providers.

          "Serviced Buildings" means all buildings and other facilities within both the Spectrum and such Additional Areas as may be incorporated into this Agreement.

          "Spectrum" means the Existing Spectrum together with the Additional Spectrum to the extent developed from time to time.

          "Spectrum Network" means the Network to be installed by FirstWorld within the Spectrum. If FirstWorld elects to service the Spectrum with more than one Network in accordance with terms and provisions of this Agreement, then all such Networks shall collectively be the Spectrum Network.

          "Spectrum Service Area" means the Existing Spectrum together with the Additional Spectrum to the extent developed and added to the Conduit Lease from time to time.

          "Term" shall mean the period commencing on the Commencement Date and continuing until December 31, 2027.

          "Third Party Building Access Payments" means payments for access to buildings for which FirstWorld does not have a right of entry pursuant to this Agreement.

          "Transfer" shall have the meaning set forth in Section 14.1 of this Agreement.

          "Unavoidable Delay" means any cause beyond the reasonable control of the party affected, including, without limitation, the following:

               (a) Failures of or threats of failure of facilities, including power failures and the failure of any component of a Network;

               (b) Floods, earthquakes, tornadoes, storms, fires, lightning, epidemics or other casualties;

               (c)  Acts of war, riots, civil disturbances or disobediences;

               (d) Labor disputes, labor or material shortages (including the inability to obtain Equipment necessary to provide service) or acts of sabotage;

               (e)  Restraint by court order or Governmental Authority;

               (f) Any failure to obtain the necessary permits, authorizations or approvals from any Governmental Authority not caused by the failure of a Party to take the actions required of it to obtain the same; or

               (g) The need to condemn or acquire property prior to performing any act.

          "Underground Agencies" means one or more underground utility monitoring companies.

          "Users" means any Person who contracts with FirstWorld for access to a Network in order to provide telecommunications services to its own customers (as opposed to Customers who contract with FirstWorld for Network services as end users).

                                      APPENDIX 2

                            DEPICTION OF EXISTING SPECTRUM


                THIS APPENDIX CONTAINS A MAP OF THE EXISTING SPECTRUM

                                     (AS DEFINED)

                                 ADDITIONAL SPECTRUM


               THIS APPENDIX CONTAINS A MAP OF THE ADDITIONAL SPECTRUM

                                     (AS DEFINED)

                                      APPENDIX 4

                             EXISTING SPECTRUM BUILDINGS

                                                         EXHIBIT 10.19

----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------

IRVINE/ODG PHASE I (JV)
     9351 Jeronimo Road                           IRV           ISWH              1          2             103,602
     9400-9420 Jeronimo Road                      IRV           ISMT              1          1&2           168,314
     9500 Jeronimo Road                           IRV           ISMT              1          1             136,648
     9560 Jeronimo Road                           IRV           ISWH              1          1              49,043
                                                                457,607

ALTON/ADA (BLDG 1,2,3) (JV)
     2 Ada Street (Bldg 3)                        IRV           ISTS              1          2              51,431
     31 Technology (Bldg 1)                       IRV           ISFT              1          2              58,221
     33 Technology (Bldg 2)                       IRV           ISFT              1          2              75,766
                                                                185,418

9801 MUIRLANDS (ICL) (JV)
     9801 Muirlands                               IRV           ISMT              1          2             151,791

BAKE TECHNOLOGY PARK I
     3 Parker                                     IRV           ISMT              1          2              46,394
     9 Parker                                     IRV           ISFT              1          2              59,585
     9775 Toledo                                  IRV           ISMT              1          2              96,398
     9975 Toledo                                  IRV           ISMT              1          2              66,950
                                                                269,327

IRVINE/ODG BUSINESS PARK
     9272 Jeronimo Road                           IRV           ISMU              1          1              62,795
     9292 Jeronimo Road                           IRV           ISMT              1          2              51,485
     9342 Jeronimo Road                           IRV           ISMT              1          2              52,133
                                                                166,413

BAKE MINIWAREHOUSE
     15401 Bake Parkway                           IRV           ISOT              1                         99,000

FAIRBANKS IND'L PARK
     64 Fairbanks                                 IRV           ISWH              1          1              47,786
     68 Fairbanks                                 IRV           ISWH              1          1              73,610
     72 Fairbanks                                 IRV           ISWH              1          1              65,902
     76 Fairbanks                                 IRV           ISWH              1          1             107,024
                                                                294,322


SD_DOCS\94594.1                     1

----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------

TECHNOLOGY PLAZA I (BLDG 8) (JV)
     18 Technology Drive                          IRV           ISMU              3          1&2           124,004

BARRANCA I (BLDG IO) (JV)
     15345 Barranca Parkway                       IRV           ISMT              1          2              81,450

TRIPOINTE
     30 Fairbanks                                 IRV           ISMU              1          1              24,564
     13900 Alton Parkway                          IRV           ISMU              1          1              20,989
     13844 Alton Parkway                          IRV           ISMU              1          1              20,451
     13766 Alton Parkway                          IRV           ISMU              1          1              18,631
     13700 Alton Parkway                          IRV           ISMU              1          1              22,824
     20 Fairbanks                                 IRV           ISTS              1          1              45,098
                                                                152,557
PARKER
     29 Parker                                    IRV           ISFT              1          2              58,178
     35 Parker                                    IRV           ISMT              1          2              23,632
     39 Parker                                    IRV           ISMT              1          2              18,828
     45 Parker                                    IRV           ISMT              1          2              39,579
                                                                140,217

JENNER BUSINESS PARK I
     2 Jenner                                     IRV           ISFT              1          1              32,804
     3 Jenner                                     IRV           ISFT              1          1              33,075
     4 Jenner                                     IRV           ISFT              1          1              37,313
     5 Jenner                                     IRV           ISFT              1          1              41,871
                                                                145,063

JERONIMO - 5 & 6
     9600 Jeronimo Road                           IRV           ISWH              1          2              32,518
     9650 Jeronimo Road                           IRV           ISMT              1          2             140,630
     9700 Jeronimo Road                           IRV           ISWH              1          2              40,004
                                                                213,152

SANDCANYON RV (BONNER)
     1 Burroughs                                  IRV           ISOT              0                              0



SD_DOCS\94594.1                     2

----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------


BAKE TECHNOLOGY PARK II
     2 Cromwell                                   IRV           ISMT              1          2              49,503
     4 Cromwell                                   IRV           ISMT              1          2              55,703
     6 Cromwell                                   IRV           ISMT              1          2              42,915
                                                                148,121

FREEWAY TECHNOLOGY PARK I
     201 Technology Drive                         IRV           ISFT              1          2              28,123
     205 Technology Drive                         IRV           ISFT              1          2              22,338
     209 Technology Drive                         IRV           ISFT              1          2              30,884
     213 Technology Drive                         IRV           ISFT              1          2              26,555
     217 Technology Drive                         IRV           ISFT              1          2              52,386
                                                                160,286

19 & 21 TECHNOLOGY
     19 Technology Drive                          IRV           ISFT              1          2              63,467
     21 Technology Drive                          IRV           ISFT              1          2              66,140
                                                                129,607

LAKEVIEW BUSINESS CENTER II
     100 Technology Drive                         IRV           ISTS              1          2              31,603
     15350 Barranca Parkway                       IRV           ISMT              1          2              45,300
     15360 Barranca Parkway                       IRV           ISTS              1          2              38,178
     15370 Barranca Parkway                       IRV           ISFT              1          2              47,039
     80 Technology Drive                          IRV           ISMT              1          2              67,940
                                                                230,060

TECHNOLOGY PLAZA II (BLDG 9)
     16 Technology Drive                          IRV           ISMU              4          1&2           120,123

BARRANCA II (BLDG 11) (JV)
     15355 Barranca Parkway                       IRV           ISFT              1          2              51,176

JENNER BUSINESS PARK II
     1 Jenner                                     IRV           ISTS              1          2              30,636
     6 Jenner                                     IRV           ISTS              1          2              30,243
                                                                60,879


----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------


----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------

JENNER BUSINESS PARK III
     10 Pasteur                                   IRV           ISFT              1          1             13,179
     8 Pasteur                                    IRV           ISFT              1          1             32,745
                                                                45,924

ALTON/TECHNOLOGY (BLDG 6&7) (JV)
     15326 Alton Parkway                          IRV           ISTS              1          2             31,699
     26 Technology Drive                          IRV           ISTS              1          2             25,000
                                                                56,699

CORPORATE BUSINESS CTR I
     175 Technology Drive                         IRV           ISFT              1          2             39,985
     173 Technology Drive                         IRV           ISFT              1          2             62,034
                                                                102,019

CORPORATE BUSINESS CTR II
     167 Technology Dr (bldg 3)                                 IRV               ISFT       1             32,580
     165 Technology Dr (bldg 4)                                                   ISFT       1             43,920
     163 Technology Dr (bldg 5)                                                   ISFT       1             43,920
                                                                120,420

ALCON
     15800 Alton Parkway                          IRV           ISMT              1          2            189,199

140 & 142 TECHNOLOGY (PCLS 6&7)
     140 Technology Drive                         IRV           ISMT              1          1             37,550
     142 Technology Drive                         IRV           ISMT              1          1             37,927
                                                                75,477

FREEWAY TECHNOLOGY PARK II
     181 Technology Drive                         IRV           ISFT              1          1             36,830
     185 Technology Drive                         IRV           ISFT              1          1             27,700
     189 Technology Drive                         IRV           ISFT              1          2             44,937
     195 Technology Drive                         IRV           ISFT              1          2             47,654
     199 Technology Drive                         IRV           ISFT              1          1             27,550
                                                                184,671


SD_DOCS\94594.1                     4

----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------

----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------


LAKEVIEW BUSINESS CENTER I
     15320 Barranca Parkway                       IRV           ISMT              1          2              48,142
     15330 Barranca Parkway                       IRV           ISMT              1          2              37,751
     15340 Barranca Parkway                       IRV           ISMT              1          2              20,271
     50 Technology Drive                          IRV           ISFT              1          2              55,872
     56 Technology Drive                          IRV           ISFT              1          2              71,054
     60 Technology Drive                          IRV           ISMT              1          2              21,015
                                                                254,105

9601 JERONIMO
     9601 Jeronimo                                IRV           ISFT              1                         50,210

25-29 TECHNOLOGY (18-22)
     25A Technology Drive                         IRV           ISTS              1          2              28,640
     25B Technology Drive                         IRV           ISTS              1          2              33,003
     27 Technology Drive                          IRV           ISTS              1          2              45,362
     29A Technology Drive                         IRV           ISTS              1          2              32,847
     29B Technology Drive                         IRV           ISTS              1          2              28,670
                                                                168,522

ONE TECHNOLOGY PARK I
     1 A Technology Drive                         IRV           ISTS              1          2              23,252
     1 B Technology Drive                         IRV           ISMU              1          1              19,226
     1 C Technology Drive                         IRV           ISMU              1          1              21,913
     1 D Technology Drive                         IRV           ISMU              1          1               8,005
     1 E Technology Drive                         IRV           ISMU              1          1               8,005
     1 F Technology Drive                         IRV           ISMU              1          1              19,226
     1 G Technology Drive                         IRV           ISTS              1          2              23,252
     1 H Technology Drive                         IRV           ISTS              1          2              23,252
     1 I Technology Drive                         IRV           ISTS              1          2              23,252
     1 J Technology Drive                         IRV           ISTS              1          2              23,252
                                                                192,635

3 MORGAN
     3 Morgan                                     IRV           ISFT              1                         41,402

7 MORGAN
     7 Morgan                                     IRV           ISFT              1                         39,723


SD_DOCS\94594.1                     5

----------------------------------------------------------------------
                    INVESTMENT PROPERTIES GROUP
                    LIST OF SPECTRUM PROPERTIES
                       FOR FISCAL YEAR 96/97
----------------------------------------------------------------------



----------------------------------------------------------------------------------------------------------------------
                                                                Product          #            #
Project Name/Bldg Address                        City            Type           Bldgs       Stories         Sq Ft
----------------------------------------------------------------------------------------------------------------------

152 TECHNOLOGY
     152 Technology                               IRV           ISMT              1                         29,192

IRVINE ENTERTAINMENT CENTER (PHASE 1)
     31 Fortuna Drive                             IRV           RSOT                                       229,898

AT&T
     8001 Irvine Center Drive                     IRV           OSHR              1          14            306,444

WESTERN DIGITAL
     8105 Irvine Center Drive                     IRV           OSHR              1          14            357,922

TOTAL SPECTRUM AREA:                                                              107                    5,825,035
                                                                                  ===                    =========

PRODUCT TYPE CODES:

1ST CHARACTER:                                    2ND CHARACTER:                                   3RD CHARACTER:

I = Industrial                                    N = Newport                                      MT = Mid Tech
O = Office                                        A = Airport                                      FT = Flex Tech
R = Retail                                        S = Spectrum                                     TS = Two Story
                                                  D = San Diego                                    MU = Multi
                                                  L = Los Angeles                                  WH = Warehouse
                                                  B = Sunnyvale (Bay area)                         OT = Other
                                                  O = Other


                                      APPENDIX 5

                                 ADDITION MEMORANDUM

                               ADDITION MEMORANDUM NO.
                                 (LICENSE AGREEMENT)


     THIS ADDITION MEMORANDUM is dated as of _______________, _____________, and made by and between THE IRVINE COMPANY, a Delaware corporation ("Irvine"), and FIRSTWORLD ORANGE COAST, a California corporation ("FirstWorld").

     A. Prior to the date hereof, Irvine and FirstWorld have entered into that certain TELECOMMUNICATIONS SYSTEM LICENSE AGREEMENT dated as of ___________, 1998, (the "License Agreement") providing for, among other things, FirstWorld to have a License to construct, install, maintain, operate, use, repair, replace, augment and remove, Cable and associated Equipment in certain buildings as more particularly set forth in the License Agreement.

     B. Irvine now desires to grant a License to an Additional Building(s) in accordance with the terms, provisions and conditions of the License Agreement.

     NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereto agree as follows:

     1. DEFINITIONS. Capitalized terms used in this Addition Memorandum and not otherwise defined herein shall have the meaning given to them in the License Agreement.

     2. ADDITIONAL BUILDING. Pursuant to the provisions of Article 2 of the License Agreement, effective as of _____________, _________, (the "Effective Date") the Additional Building(s) identified in Exhibit A attached hereto and incorporated herein by this reference are added to the License Agreement, which Additional Building(s) contain the gross square footage shown on Exhibit A.

     3. ADJUSTMENT TO LICENSE FEE. As a result of the addition of the Additional Building(s) shown on Exhibit A, the License Fee is hereby increased as of the Effective Date by the sum of $________, which increase is equal to the sum of the gross square footage of the Additional Building(s) identified on Exhibit A of ______________ [sq. ft.] times the Additional License Fee Base of $_____ per gross square foot (which Additional License Fee Base has been adjusted pursuant to Section 6.1.3 of the License Agreement for the increase in the CPI for the relevant period). As a result of such increase, effective as of the Effective Date, the current quarterly License Fee shall be $____________.


                                      Appendix 5

     4. FORCE AND EFFECT. Except for the addition of the Additional Building(s) and the adjustment of the License Fee in accordance with the provisions of this Addition Memorandum, the License Agreement shall remain unmodified and in full force and effect.

     IN WITNESS WHEREOF, the Parties have executed this Addition Memorandum as of the day and year first above written.



                                   FIRSTWORLD ORANGE COAST,
                                   a California corporation


                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------


                                   THE IRVINE COMPANY,
                                   a Delaware corporation


                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------


                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------


                                      Appendix 5
                                     Page 2 of 2

                                      APPENDIX 6

                                     PHASING PLAN


            THIS APPENDIX CONTAINS A COLOR CODED MAP OF THE AREA IN WHICH THE COMPANY'S FACILITIES ARE TO BE CONSTRUCTED AND INDICATES
                   WHICH AREAS MUST BE COMPLETED AT VARIOUS TIMES

                                      APPENDIX 7

                                  WAIVER AND RELEASE

                                  WAIVER AND RELEASE

     The undersigned ("Tenant"), as a tenant in the building ("Building") located at ________________________, desires to utilize telecommunications services to be provided by _________________ ("PROVIDER"). Tenant acknowledges that the services of Provider will be furnished over a cable distribution system installed in the Building by Provider, and that in the future Provider may be required to make use of a building riser and distribution cabling system should the Building owner/Tenant's landlord ("Landlord") so elect. The agreement between Tenant and Provider limits Provider's liability to Tenant and its successors and assigns in various respects. In consideration of Landlord's permitting Provider to provide services to Tenant, Tenant executes this instrument to acknowledge that in no event shall Landlord, its mortgagees and property manager, and each of their respective partners, directors, officers, employees and agents ("RELEASED PARTIES") be liable to Tenant for direct, indirect, consequential, special, incidental, actual, punitive or any other damages, or for any lost profits of any kind or nature whatsoever, arising out of mistakes, accidents, errors, omissions, interruptions or defects in transmission, or delays, including those which may be caused by regulatory or judicial authorities, in connection with the services and/or equipment to be provided by Provider, or the obligations of Provider pursuant to its agreement with Tenant, REGARDLESS OF WHETHER SAME IS CAUSED BY THE NEGLIGENCE OR SOLE NEGLIGENCE OF A RELEASED PARTY, and agrees that Provider is the only Party against which it will seek any form of damages or relief in any claim or action related to the services contemplated to be provided by Provider. Tenant waives and releases all rights and remedies against the Released Parties that are inconsistent with the foregoing. It is understood that each Released Party shall rely upon, and is an intended third party beneficiary of, this instrument.

     This agreement shall be binding upon Tenant and its successors and assigns and shall be governed by the laws of the state in which the Building is located.


                                        TENANT:

                                   By:
                                      ---------------------------
                                   Name:
                                        -------------------------
                                   Title:
                                         ------------------------